Exhibit 3.4

TRUE COPY

of the

Deed of Incorporation

of

Yamana Santa Cruz Holdings B.V.

with registered seat at Amsterdam,

executed on 4 October 2013

before a deputy of mr. J.L.F.J. Verasdonck,

civil law notary at Amsterdam.

(Including English translation)

Step 1/ N2012-2246

OPRICHTING BESLOTEN VENNOOTSCHAP

(Yamana Santa Cruz Holdings B.V.)

Op vier oktober tweeduizend dertien is voor mij, mr. Mariëtte Bonny Margaretha Gitsels, als   waarnemer voor mr. Jacobus Leonardus Frederik Joseph Verasdonck, notaris te Amsterdam,   verschenen:

mr. Peggy den Hartigh, geboren te Amsterdam op tien juli negentienhonderd negenenzeventig, met kantooradres De Entree 139-141, 1101 HE Amsterdam, te dezen handelend als schriftelijk gevolmachtigde van:

Yamana International Holdings Coöperatie U.A., een coöperatie, statutair gevestigd te   Amsterdam en met adres Prins Bernhardplein 200, 1097 JB Amsterdam, hierna te noemen:   “Oprichter”.

De comparant, handelend als gemeld, heeft verklaard een besloten vennootschap met beperkte aansprakelijkheid op te richten met de volgende statuten:

HOOFDSTUK I.

Definities.

Artikel 1.

In de statuten wordt verstaan onder:

a.	aandeel: een aandeel in het kapitaal van de vennootschap

b.	aandeelhouder: een houder van één (1) of meer aandelen;

c.	accountant: een registeraccountant of een andere accountant als bedoeld in artikel 2:393 BW dan wel een organisatie waarin zodanige accountants samenwerken;

d.	algemene vergadering: het orgaan dat gevormd wordt door aandeelhouders en de overige vergadergerechtigden dan wel de bijeenkomst waarin de aandeelhouders en de overige vergadergerechtigden vergaderen;

e.	BW: het Burgerlijk Wetboek;

f.	directeur: een lid van de directie;

g.	directie: het bestuur van de vennootschap;

h.	dochtermaatschappij: een dochtermaatschappij als bedoeld in artikel 2:24a BW;

i.	jaarrekening: de jaarrekening als bedoeld in artikel 2:361 BW;

j.	jaarvergadering: de algemene vergadering, bestemd tot de behandeling en vaststelling van de jaarrekening;

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k.	schriftelijk: bij brief, telefax, e-mail of ander via gangbare communicatiekanalen overgebrachte boodschap die op schrift of langs elektronische weg kan worden ontvangen;

l.	vennootschap: de vennootschap waarvan de interne organisatie wordt beheerst door deze statuten;

m.	vergaderrecht: het recht om, in persoon of bij schriftelijke gevolmachtigde, de algemene vergadering bij te wonen en daar het woord te voeren;

n.	vergadergerechtigden: aandeelhouders, alsmede overige (rechts)personen als bedoeld in artikel 11 lid 3 van deze statuten.

Tenzij anders blijkt of kennelijk anders is bedoeld omvat een verwijzing naar een begrip of woord in het enkelvoud een verwijzing naar de meervoudsvorm van dit begrip of woord en vice versa.

HOOFDSTUK II.

Naam, zetel, doel.

Artikel 2. Naam en zetel.

1.	De vennootschap draagt de naam: Yamana Santa Cruz Holdings B.V.

2.	Zij heeft haar zetel te Amsterdam.

Artikel 3. Doel.

De vennootschap heeft ten doel:

a.	het oprichten van, het op enigerlei wijze deelnemen in, het besturen van en het toezicht houden op ondernemingen en vennootschappen;

b.	het financieren van ondernemingen en vennootschappen;

c.	het lenen, uitlenen en bijeenbrengen van gelden daaronder begrepen, het uitgeven van obligaties, schuldbrieven of andere waardepapieren, alsmede het aangaan van daarmee samenhangende overeenkomsten;

d.	het zekerheid stellen of zich hoofdelijk naast of voor anderen verbinden;

e.	het verstrekken van adviezen en het verlenen van diensten aan ondernemingen en vennootschappen waarmee de vennootschap in een groep is verbonden en aan derden;

f.	het verstrekken van garanties, het verbinden van de vennootschap en het bezwaren van activa van de vennootschap ten behoeve van ondernemingen en vennootschappen waarmee de vennootschap in een groep is verbonden en ten behoeve van derden;

g.	het verkrijgen, beheren, exploiteren en vervreemden van registergoederen en van vermogenswaarden in het algemeen;

h.	het verhandelen van valuta, effecten en vermogenswaarden in het algemeen;

i.	het exploiteren en verhandelen van patenten, merkrechten, vergunningen, know how, licenties en andere industriële eigendomsrechten;

j.	het verrichten van alle soorten industriële, financiële en commerciële activiteiten; en al hetgeen met vorenstaande verband houdt of daartoe bevorderlijk kan zijn, alles in de ruimste zin van het woord.

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HOOFDSTUK III.

Kapitaal. Soort aandelen.

Artikel 4. Kapitaal.

Het kapitaal van de vennootschap bestaat uit één (1) of meer gewone aandelen van één honderd euro (EUR 100) elk.

Artikel 5. Aandelen op naam. Aandeelbewijzen.

1.	Alle aandelen luiden op naam en zijn doorlopend genummerd van 1 af.

2.	Er worden geen aandeelbewijzen uitgegeven.

HOOFDSTUK IV.

Uitgifte van aandelen. Eigen aandelen. Kapitaalverminderinq.

Artikel 6. Uitgifte van aandelen.

1.	De algemene vergadering besluit tot uitgifte van aandelen, daaronder mede begrepen het verlenen van rechten tot het nemen van aandelen, en stelt de koers en de verdere voorwaarden van uitgifte vast.

2.	De vennootschap kan bij uitgifte van aandelen geen eigen aandelen nemen.

3.	Voor de uitgifte van aandelen is voorts vereist een daartoe bestemde ten overstaan van een in Nederland standplaats hebbende notaris verleden akte waarbij de betrokkenen partij zijn.

Artikel 7. Voorkeursrecht.

Bij de uitgifte van aandelen en het verlenen van rechten tot het nemen van aandelen heeft een aandeelhouder geen voorkeursrecht.

Artikel 8. Storting op aandelen.

1.	Bij het nemen van het aandeel moet daarop het nominale bedrag worden gestort. Bedongen kan worden dat het nominate bedrag of een deel daarvan eerst behoeft te worden gestort na verloop van een bepaalde tijd of nadat de vennootschap het zal hebben opgevraagd.

2.	Stortingen moeten in geld geschieden voor zover niet een andere inbreng is overeengekomen.

3.	Stortingen in een andere geldeenheid dan die waarin het nominale bedrag van de aandelen luidt, kan slechts geschieden met toestemming van de vennootschap.

Artikel 9. Verkrijging en vervreemding van eigen aandelen.

1.	De directie beslist over de verkrijging van aandelen in het kapitaal van de vennootschap. Verkrijging door de vennootschap van niet volgestorte aandelen in haar kapitaal is nietig.

2.	De vennootschap mag, behalve om niet, geen volgestorte aandelen verkrijgen indien:

a.	het vermogen, verminderd met de verkrijgingsprijs, kleiner is dan de reserves die krachtens de wet moeten worden aangehouden; of

b.	de directie weet of redelijkerwijs behoort te voorzien dat de vennootschap na de verkrijging niet zal kunnen blijven voortgaan met het betalen van haar opeisbare schulden.

3.	De vorige leden gelden niet voor aandelen die de vennootschap onder algemene titel verkrijgt.

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4.	Vervreemding van door de vennootschap gehouden eigen aandelen geschiedt ingevolge een besluit van en op voorwaarden vast te stellen door de algemene vergadering. Op de vervreemding van eigen aandelen door de vennootschap is het bepaalde in de blokkeringsregeling opgenomen in deze statuten van toepassing.

5.	Onder het begrip aandelen in dit artikel zijn certificaten daarvan begrepen.

Artikel 10. Kapitaalvermindering.

1.	De algemene vergadering kan besluiten tot vermindering van het geplaatste kapitaal door intrekking van aandelen of door het bedrag van aandelen bij statutenwijziging te verminderen.

2.	Kapitaalsvermindering dient te geschieden met inachtneming van de daarvoor geldende wettelijke bepalingen.

3.	Een besluit tot vermindering van het geplaatste kapitaal met terugbetaling op de aandelen heeft geen gevolgen zolang de directie geen goedkeuring heeft verleend. De directie weigert slechts de goedkeuring indien het weet of redelijkerwijs behoort te voorzien dat de vennootschap na terugbetaling op de aandelen niet zal kunnen blijven voortgaan met het betalen van haar opeisbare schulden.

HOOFDSTUK V.

Beperkte rechten. Certificaten. Levering van aandelen en beperkte rechten.

Artikel 11. Vruchtgebruik. Pandrecht.

1.	Op aandelen kan vruchtgebruik of pandrecht worden gevestigd.

2.	Bij vestiging van een vruchtgebruik of een pandrecht op een aandeel kan het stemrecht, met inachtneming van de wettelijke bepalingen, aan de vruchtgebruiker of de pandhouder worden toegekend.

3.	De aandeelhouder die vanwege een vruchtgebruik of een pandrecht geen stemrecht heeft en de vruchtgebruiker of pandhouder die stemrecht heeft, hebben vergaderrechten. De vruchtgebruiker of pandhouder die geen stemrecht heeft, heeft vergaderrecht, indien bij vestiging of overdracht van het vruchtgebruik of pandrecht niet anders is bepaald.

Artikel 12. Certificaten.

Aan houders van certificaten van aandelen kunnen geen vergaderrechten worden toegekend.

Artikel 13. Levering van aandelen en beperkte rechten. Aandeelhoudersrechten.

1.	Voor de levering van een aandeel of de levering van een beperkt recht daarop is vereist een daartoe bestemde ten overstaan van een in Nederland standplaats hebbende notaris verleden akte waarbij de betrokkenen partij zijn.

2.	Behoudens in het geval dat de vennootschap zelf bij de rechtshandeling partij is, kunnen de aan het aandeel verbonden rechten eerst worden uitgeoefend nadat de vennootschap de rechtshandeling heeft erkend of de akte aan haar is betekend overeenkomstig het in de wet daaromtrent bepaalde, dan wel de vennootschap deze overdracht heeft erkend door inschrijving in het register van aandeelhouders.

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HOOFDSTUK VI.

Blokkeringsregeling.

Artikel 14.

De overdracht van aandelen is niet beperkt in de zin van artikel 2:195 BW.

HOOFDSTUK VII.

Register van aandeelhouders.

Artikel 15.

1.	De directie houdt een register waarin de namen en adressen van alle aandeelhouders zijn opgenomen, met vermelding van de datum waarop zij de aandelen hebben verkregen, de datum van de erkenning of betekening, alsmede met vermelding van het op ieder aandeel gestorte bedrag en voor zover van toepassing, de overige gegevens bedoeld in artikel 2:194 BW.

2.	In het register worden tevens opgenomen de namen en adressen van hen die een recht van vruchtgebruik of pandrecht op aandelen hebben, met vermelding van de datum waarop zij het recht hebben verkregen, de datum van erkenning of betekening, alsmede met vermelding welke aan de aandelen verbonden rechten hun toekomen.

3.	ledere aandeelhouder, iedere vruchtgebruiker en iedere pandhouder verschaffen aan de directie tijdig de overige nodige gegevens.

4.	Het register wordt regelmatig bijgehouden.

5.	De directie legt het register ten kantore van de vennootschap ter inzage van de vergadergerechtigden.

HOOFDSTUK VIII.

Bestuur.

Artikel 16. Directie.

1.	De directie bestaat uit één (1) of meer directeuren A en één (1) of meer directeuren B. Zowel natuurlijke personen als rechtspersonen kunnen directeur zijn.

2.	De algemene vergadering bepaalt het aantal directeuren.

Artikel 17. Benoeming, schorsing en ontslag.

1.	De directeuren worden benoemd door de algemene vergadering.

2.	ledere directeur kan te allen tijde door de algemene vergadering worden geschorst en ontslagen.

Artikel 18. Bezoldiging.

De bezoldiging en de verdere arbeidsvoorwaarden van iedere directeur worden vastgesteld door de algemene vergadering.

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Artikel 19. Bestuurstaak. Besluitvorming. Taakverdeling.

1.	Behoudens de beperkingen volgens de statuten is de directie belast met het besturen van de vennootschap. Bij de vervulling van hun taak richten de directeuren zich naar het belang van de vennootschap en de met haar verbonden ondememing.

2.	De directie vergadert zo dikwijls een directeur het verlangt.

3.	Alle besluiten van de directie worden genomen met volstrekte meerderheid van de geldig uitgebrachte stemmen. Bij staking van stemmen beslist de algemene vergadering.

4.	Indien een directeur direct of indirect een persoonlijk tegenstrijdig belang heeft met de vennootschap neemt hij geen deel aan de beraadslaging en besluitvorming terzake binnen het bestuur. Indien hierdoor geen bestuursbesluit kan worden genomen, wordt het besluit genomen door de algemene vergadering.
5.	De directie kan ook buiten vergadering besluiten nemen, mits dit schriftelijk geschiedt met algemene stemmen van alle in functie zijnde directeuren.
6.	De directie kan, met inachtneming van deze statuten, een reglement vaststellen waarin aangelegenheden haar intern betreffende worden geregeld. Voorts kunnen de directeuren, al dan niet bij reglement, hun werkzaamheden onderling verdelen.
7.	De directie is gehouden de aanwijzingen van de algemene vergadering op te volgen, tenzij de aanwijzingen in strijd zijn met het belang van de vennootschap en de met haar verbonden onderneming.

Artikel 20. Goedkeuring van besluiten van de directie.

1.	De algemene vergadering is bevoegd besluiten van de directie aan haar goedkeuring te onderwerpen. Deze besluiten dienen duidelijk omschreven te worden en schriftelijk aan de directie medegedeeld te worden.
2.	Het ontbreken van een goedkeuring als bedoeld in lid 1 van dit artikel tast de vertegenwoordigingsbevoegdheid van de directie of directeuren niet aan.

Artikel 21. Ontstentenis of belet.

1.	In geval van ontstentenis of belet van een directeur zijn de andere directeuren tijdelijk met het bestuur van de vennootschap belast, mits nog ten aanzien van ten minste één (1) directeur A en één (1) directeur B geen sprake is van ontstentenis of belet
2.	In geval van ontstentenis of belet van alle directeuren of van de enige directeur van een bepaalde soort, A of B, is de persoon die daartoe door de algemene vergadering wordt aangewezen, tezamen met de directeur of directeuren van de andere soort, of tezamen met de tijdelijk bestuurder van de andere soort, tijdelijk met het bestuur van de vennootschap belast. Ingeval van ontstentenis van alle directeuren neemt de in de vorige zin bedoelde persoon zo spoedig mogelijk de nodige maatregelen teneinde een definitieve voorziening te doen treffen.
3.	Onder belet wordt ten deze verstaan:

a.	schorsing;
b.	ziekte;
c.	onbereikbaarheid,

waarbij in de gevallen bedoeld onder sub (b) en (c) gedurende een termijn van (5) dagen niet de mogelijkheid van contact tussen de directeur en de vennootschap heeft bestaan, tenzij de algemene vergadering in een voorkomend geval een andere termijn  vaststelt.

Artikel 22. Vertegenwoordiging.

1.	De directie is bevoegd de vennootschap te vertegenwoordigen. De bevoegdheid tot vertegenwoordiging komt mede aan één (1) directeur A en één (1) directeur B gezamenlijk handelend toe.
2.	De directie kan function a rissen met aigemene of beperkte vertegenwoordigingsbevoegdheid aanstellen. Elk hunner vertegenwoordigt de vennootschap met inachtneming van de begrenzing aan zijn bevoegdheid gesteld. Hun titulatuur wordt door de directie bepaald.

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HOOFDSTUK IX.

Jaarrekening. Winst.

Artikel 23. Boekjaar. Opmaken jaarrekening.

1.	Het boekjaar valt samen met het kalenderjaar.
2.	Jaarlijks binnen vijf (5) maanden na afloop van het boekjaar, behoudens verlenging van deze termijn met ten hoogste zes (6) maanden door de algemene vergadering op grond van bijzondere omstandigheden, maakt de directie een jaarrekening op en legt het deze voor de aandeelhouder ter inzage ten kantoor van de vennootschap. Binnen deze termijn legt de directie ook het jaarverslag ter inzage voor de aandeelhouders, tenzij de artikelen 2:396 lid 7 of 2:403 BW voor de vennootschap gelden.
3.	De jaarrekening wordt ondertekend door de directeuren; ontbreekt de ondertekening van één (1) of meer hunner, dan wordt daarvan onder opgave van reden melding gemaakt.

Artikel 24. Accountant.

1.	De vennootschap kan aan een accountant de opdracht verlenen tot onderzoek van de jaarrekening.
2.	Tot het verlenen van de opdracht is de algemene vergadering bevoegd. Gaat deze daartoe niet over, dan is de directie bevoegd. De opdracht kan te alien tijde worden ingetrokken door de algemene vergadering en door degene die haar heeft verleend.
3.	De accountant brengt omtrent zijn onderzoek verslag uit aan de directie.
4.	De accountant geeft de uitslag van zijn onderzoek weer in een verklaring omtrent de getrouwheid van de jaarrekening.
5.	Het hiervoor in dit artikel bepaalde kan buiten toepassing blijven indien de vennootschap ingevolge de wet is vrijgesteld van de in lid 1 bedoelde verplichting.

Artikel 25. Vaststelling jaarrekening. Decharge. Openbaarmaking.

1.	De algemene vergadering stelt de jaarrekening vast. Vaststelling van de jaarrekening strekt niet tot decharge van een directeur. De algemene vergadering kan bij afzonderlijk besluit decharge verlenen aan een directeur.
2.	Indien alle aandeelhouders tevens directeuren van de vennootschap zijn geldt de ondertekening van de jaarrekening door alle directeuren tevens als vaststelling van de jaarrekening mits alle overige vergadergerechtigden in de gelegenheid zijn geweest om kennis te nemen van de opgemaakte jaarrekening en met deze wijze van vaststelling hebben ingestemd. De vaststelling van de jaarrekening op de wijze als in de vorige zin bedoeld strekt tot decharge aan de directeuren.

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3.	De vennootschap is verplicht tot openbaarmaking van haar jaarrekening binnen acht (8) dagen na de vaststelling daarvan, tenzij een wettelijke vrijstelling van toepassing is.

Artikel 26. Winst.

1.	De algemene vergadering is bevoegd tot bestemming van de winst die door vaststelling van de jaarrekening is bepaald dan wel bepaling van de wijze waarop een tekort zal worden verwerkt, alsmede tot uitkeringen uit de reserves, voorzover het eigen vermogen groter is dan de reserves die krachtens de wet moeten worden aangehouden.
2.	Een besluit tot uitkering uit de winst of reserves heeft geen gevolgen zolang de directie geen goedkeuring heeft verleend. De directie weigert slechts de goedkeuring indien het weet of redelijkerwijs behoort te voorzien dat de vennootschap na de uitkering niet zal kunnen blijven voortgaan met het betalen van haar opeisbare schulden.
3.	Uitkeringen zijn opeisbaar op de dag welke de algemene vergadering bepaalt.
4.	De algemene vergadering kan besluiten dat uitkeringen geheel of gedeeltelijk in andere vorm dan geld zullen worden uitgekeerd.
5.	Bij de berekening van de winstverdeling tellen de aandelen die de vennootschap in haar kapitaal houdt niet mede.
6.	De directie kan besluiten tot uitkeringen van interim-dividend ten laste van de winst over het lopende boekjaar en de winst over een afgelopen boekjaar waarover nog geen jaarrekening is vastgesteld.
7.	Bij de berekening van het bedrag dat op ieders aandeel zal worden uitgekeerd, komt slechts het bedrag van de verplichte storting op het nominale bedrag van de aandelen in aanmerking.
8.	De vordering van de aandeelhouder tot uitkering verjaart door een tijdsverloop van vijf (5) jaren.

HOOFDSTUK X.

Algemene vergaderingen.

Artikel 27. Jaarvergadering en andere vergaderingen.

1.	Jaarlijks binnen zes (6) maanden na afloop van het boekjaar, wordt de jaarvergadering gehouden of wordt ten minste eenmaal overeenkomstig artikel 34 van deze statuten besloten.
2.	De agenda van de jaarvergadering vermeldt onder meer de volgende punten:
a.	het jaarverslag, indien de wet verlangt dat een jaarverslag wordt opgemaakt;
b.	vaststelling van de jaarrekening, behoudens ingeval uitstel voor het opmaken van de jaarrekening is verleend;
c.	vaststelling van de winstbestemming;
d.	de verlening van décharge van de directeuren voor haar bestuur over het afgelopen boekjaar;
e.	andere voorstellen, door de directie dan wel door de aandeelhouders of ander vergadergerechtigden, tezamen vertegenwoordigende ten minste één/honderdste gedeelte van het geplaatste kapitaal, aan de orde gesteld en aangekondigd met inachtneming van het bepaalde in de statuten.

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3.	Andere algemene vergaderingen worden gehouden zo dikwijls de directie zulks nodig acht.

Artikel 28. Oproeping en agenda.

1.	De algemene vergaderingen worden door de directie bijeengeroepen door middel van brieven aan de adressen van de vergadergerechtigden volgens het register van aandeelhouders. Indien de vergadergerechtigde hiermee instemt kan de oproeping geschieden door een langs elektronische weg toegezonden leesbaar en reproduceerbaar bericht aan het adres dat door hem voor dit doel aan de vennootschap is bekendgemaakt.
2.	De oproeping geschiedt niet later dan op de achtste (8ste) dag voor die van de vergadering.
3.	Bij de oproeping worden de te behandelen onderwerpen vermeld.

Artikel 29. Plaats van de vergaderingen.

De algemene vergaderingen worden gehouden in de gemeente waar de vennootschap   volgens de statuten haar zetel heeft.

Artikel 30. Besluitvorming met instemming van alle vergadergerechtigden.

Indien aan een of meer van de in de wet of statuten gegeven voorschriften voor het oproepen en houden van vergaderingen niet is voldaan, kunnen in een algemene vergadering slechts geldige besluiten worden genomen indien alle vergadergerechtigden ermee hebben ingestemd dat de besluitvorming plaatsvindt en de directeuren voorafgaand aan de besluitvorming in de gelegenheid zijn gesteld om advies uit te brengen.

Artikel 31. Voorzitterschap.

De algemene vergadering voorziet zelf in haar voorzitterschap. Tot dat ogenblik wordt het voorzitterschap waargenomen door een directeur of bij gebreke daarvan door de in leeftijd oudste ter vergadering aanwezige persoon.

Artikel 32. Vergaderrechten. Besluitvorming in vergadering. Toegang.

1.	Het vergaderrecht komt toe aan de vergadergerechtigden.
2.	De vergadergerechtigden kunnen zich ter vergadering door een schriftelijk gevolmachtigde doen vertegenwoordigen. Aan de eis van schriftelijkheid van de volmacht wordt voldaan indien de volmacht elektronisch is vastgelegd.
3.	In de algemene vergadering geeft ieder aandeel het recht op het uitbrengen van één (1) stem.
4.	Voor zover de wet geen grotere meerderheid voorschrijft worden alle besluiten genomen met volstrekte meerderheid van de uitgebrachte stemmen.
5.	Staken de stemmen dan is het voorstel verworpen.
6.	De directeuren zijn bevoegd de algemene vergadering bij te wonen en hebben als zodanig een raadgevende stem.
7.	Voor een aandeel dat toebehoort aan de vennootschap of aan een dochtermaatschappij daarvan kan in de algemene vergadering geen stem worden uitgebracht; evenmin voor een aandeel waarvan een hunner de certificaten houdt. De vennootschap of een dochtermaatschappij daarvan kan eveneens geen stem uitbrengen voor een aandeel waarop zij een recht van vruchtgebruik of een pandrecht heeft.

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8.	Omtrent toelating van andere dan de hiervoor in dit artikel genoemde personen beslist de algemene vergadering.

Artikel 33. Notulen. Aantekeningen van vergaderbesluiten.

1.	Van het verhandelde in elke aigemene vergadering worden notulen gehouden door een secretaris die door de voorzitter wordt aangewezen. De notulen worden vastgesteld door de voorzitter en de secretaris en ten blijke daarvan door hen ondertekend.

2.	De voorzitter of degene die de vergadering heeft belegd, kan bepalen dat van het verhandelde een notarieel proces-verbaal van vergadering wordt opgemaakt. Het proces-verbaal wordt door de voorzitter mede ondertekend.

3.	De directie houdt van alle genomen besluiten aantekening. Indien de directie niet ter vergadering is vertegenwoordigd wordt door of namens de voorzitter van de vergadering een afschrift van de genomen besluiten zo spoedig mogelijk na de vergadering aan de directie verstrekt. De aantekeningen liggen ten kantore van de vennootschap ter inzage van de aandeelhouders en anderen aan wie het vergaderrecht toekomt. Aan ieder van dezen wordt desgevraagd een afschrift of uittreksel van deze aantekeningen verstrekt tegen ten hoogste de kostprijs.

Artikel 34. Besluitvorming buiten vergadering.

Aantekeningen.

1.	Besluitvorming van aandeelhouders kan ook op andere wijze dan in een vergadering geschieden, mits alle vergadergerechtigden met deze wijze van besluitvorming hebben ingestemd. De stemmen worden schriftelijk uitgebracht. Aan het vereiste van schriftelijkheid van de stemmen wordt tevens voldaan indien het besluit onder vermelding van de wijze waarop ieder van de vergadergerechtigden aan wie het stemrecht toekomt heeft gestemd, schriftelijk is vastgelegd. De directeuren worden voorafgaand aan de besluitvorming in de gelegenheid gesteld om advies uit te brengen.

2.	Indien de besluitvorming plaatsvindt overeenkomstig lid 1 zijn alle vereisten omtrent quorum en gekwalificeerde meerderheid zoals bij de wet of deze statuten bepaald van overeenkomstige toepassing, met dien verstande dat buiten vergadering ten minste zoveel stemmen dienen te worden uitgebracht als het quorum vereist voor het desbetreffende besluit.

3.	Degenen die een besluit overeenkomstig lid 1 hebben genomen, doen van het aldus genomen besluit onverwijid mededeling aan de directie. De directie houdt van het genomen besluiten aantekening.

HOOFDSTUK XI.

Statutenwijziging en ontbindinq. Vereffeninq.

Artikel 35. Statutenwijziging en ontbinding.

De algemene vergadering is bevoegd te besluiten tot wijziging van de statuten en ontbinding van de vennootschap. Wanneer aan de algemene vergadering een voorstel tot statutenwijziging of tot ontbinding van de vennootschap wordt gedaan, moet zulks steeds bij de oproeping tot de algemene vergadering warden vermeld, en moet, indien het een statutenwijziging betreft, tegelijkertijd een afschrift van het voorstel waarin de voorgedragen wijziging woordelijk is opgenomen, ten kantore van de vennootschap ter inzage worden gelegd voor aandeelhouders tot de afloop van de vergadering.

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Artikel 36. Vereffening.

1.	In geval van ontbinding van de vennootschap krachtens besluit van de algemene vergadering zijn de directeuren belast met de vereffening van het vermogen van de vennootschap, tenzij de algemene vergadering een andere persoon daartoe aanwijst.

2.	Gedurende de vereffening blijven de bepalingen van de statuten voor zover mogelijk van kracht.

3.	Hetgeen na voldoening van de schulden is overgebleven wordt overgedragen aan de aandeelhouders naar evenredigheid van het gezamenlijk bedrag van ieders aandelen.

4.	Op de vereffening zijn voorts de bepalingen van Titel 1, Boek 2 van het BW van toepassing.

5.	Nadat de vennootschap heeft opgehouden te bestaan worden de boeken, bescheiden en andere gegevensdragers gedurende zeven (7) jaren bewaard door degene die daartoe door de vereffenaar(s) is aangewezen.

Slotbepaling.

Artikel 37.

Het eerste boekjaar van de vennootschap eindigt op één en dertig december tweeduizend dertien.

Dit artikel vervalt tezamen met zijn opschrift na verloop van het eerste boekjaar.

Slotverklaringen.

Ten slotte heeft de comparant, handelend als gemeld, verklaard:

1.	Geplaatst kapitaal.

a.	bij de oprichting zijn geplaatst éénhonderd (100) aandelen, vertegenwoordigende een geplaatst kapitaal van tienduizend euro (EUR 10.000);

b.	in het geplaatste kapitaal wordt deelgenomen door de Oprichter;

2.	Storting in nature.

Namens de bij deze akte opgerichte vennootschap, hierna te noemen: de “Vennootschap”, is met de Oprichter omtrent de storting op de bij de oprichting geplaatste aandelen een overeenkomst gesloten met de volgende inhoud:

“1.	De Oprichter zal de door haar genomen aandelen volstorten. Deze volstorting zal voor of onverwijld na de oprichting van de Vennootschap geschieden door de inbreng in de Vennootschap van vijfennegentig procent (95%) van het geplaatste aandelen kapitaal in Estelar Resources Limited, een vennootschap opgericht naar het recht van de Britse Maagdeneilanden en met adres te Craigmuir Chambers, P.O. Box 71, Road Town, Tortola, Britse Maagdeneilanden, bestaande uit negen miljoen vijfhonderd duizend (9.500.000) aandelen met een nominale waarde van één Amerikaanse dollar (USD 1).

Deze in te brengen aandelen zullen vanaf heden voor rekening en risico van de Vennootschap komen.

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2.	Indien blijkt dat de totale waarde van de inbreng door de Oprichter lager is dan het nominale bedrag van de geplaatste aandelen, zal de Oprichter het verschil in contanten storten. Indien de totale waarde van de inbreng door de Oprichter hoger is dan het nominaal bedrag van de geplaatste aandelen, zal het verschil in de boeken van de Vennootschap worden opgenomen als agio-storting.

3.	Van de door Oprichter in te brengen aandelen zal de Oprichter een beschrijving opstellen als bedoeld in artikel 204a, lid 1 van Boek 2 van het Burgerlijk Wetboek. De beschrijving zal vermelden de aan inbreng toegekende waarde en de toegepaste waarderingsmethoden, welke methoden zullen voldoen aan de normen die in het maatschappelijk verkeer als aanvaardbaar worden beschouwd en zal betrekking hebben op de toestand van de inbreng op eenendertig augustus tweeduizend dertien.”

Deze overeenkomst is thans voor de Vennootschap verbindend. De inbreng zoals met de Oprichter overeengekomen, moet onverwijld geschieden.

De in de bovengemelde overeenkomst bedoeld beschrijving is thans opgesteld en door de Oprichter ondertekend. De beschrijving heeft nog niet wegens tijdsverloop wettelijk haar bruikbaarheid verloren. De Oprichter is niet bekend dat de waarde na de beschrijving aanzienlijk is gedaald.

Een kopie van voornoemde beschrijving wordt aan deze akte gehecht.

3.	Eerste directeuren.

I.	voor de eerste maal wordt tot directeur A benoemd: Charles Bruce Main, geboren te Montreal, Canada op zesentwintig december negentienhonderd zesenvijftig, wonende te 576 Woodview Road Burlington, Ontario, L7N 3A1, Canada;

II.	voor de eerste maal wordt tot directeur B benoemd: Mextrust B.V., een besloten vennootschap met beperkte aansprakelijkheid, statutair gevestigd te Amsterdam en met adres Prins Bernhardplein 200, 1097 JB Amsterdam.

De comparant is mij, notaris, bekend.

Waarvan akte, in minuut verleden te Amsterdam op de datum in het hoofd van deze akte vermeld. Voordat tot voorlezing is overgegaan is de inhoud van deze akte zakelijk aan de comparant opgegeven en toegelicht. Deze heeft daarna verklaard tijdig van de inhoud van de akte te hebben kennisgenomen, daarmee in te stemmen en op volledige voorlezing daarvan geen prijs te stellen. Onmiddellijk na beperkte voorlezing van deze akte is zij door de comparant en mij, notaris, ondertekend.

(Volgt ondertekening)

12

UITGEGEVEN VOOR AFSCHRIFT

/s/ [ILLEGIBLE]

13

Step 1/ N2012-2246

In this translation an attempt has been made to be as literal as possible without jeopardising the overall continuity. Inevitably, differences may occur in translation, and if so the Dutch text will by law govern.

INCORPORATION OF A PRIVATE COMPANY

(Yamana Santa Cruz Holdings B. V.)

On the fourth day of October two thousand and thirteen there appeared before me, Mariëtte Bonny Margaretha Gitsels, deputizing for Jacobus Leonardus Frederik Joseph Verasdonck, civil law notary at Amsterdam:

Peggy den Hartigh, born in Amsterdam on the tenth day of July nineteen hundred and seventy nine, with office address at De Entree 139-141,1101 HE Amsterdam, in this respect acting as a written proxy of:

Yamana International Holdings Coöperatie U.A., a cooperative, (“coöperatie”), having its registered seat at Amsterdam, the Netherlands, and its office address at Prins Bernhardplein 200, 1097 JB Amsterdam, the Netherlands, hereinafter referred to as: the “Incorporator”;

The appearer, acting as aforesaid, has declared that she hereby incorporates a private closed company with limited liability with the following articles of association:

CHAPTER I.

Definitions.

Article 1.

In these articles of association the following terms shall have the following meaning:

a.	share: a share in the share capital of the company;
b.	shareholder: holder of one (1) or more shares;
c.	accountant: a “registered accountant” or other accountant referred to in article 2:393 DCC or an organisation where such accountants have a practice together;
d.	general meeting: the corporate body formed by shareholders and all other persons entitled to attend general meetings as well as the meeting at which the shareholders and all other persons entitled to attend general meetings assemble;
e.	DCC: the Dutch Civil Code;
f.	managing director: a member of the management board;

g.	management board: the management of the company;
h.	subsidiary: a subsidiary as referred to in article 2:24a DCC;
i.	annual accounts: the balance sheet and the profit and loss account with explanatory notes, as referred to in article 2:361 DCC;
j.	annual meeting: the general meeting for the purpose of the discussion and adoption of the annual accounts;
k.	in writing: a message transferred by letter, telefax, e-mail or any other commonly used means of communication that is receivable in writing or electronically;
l.	company: the private company with limited liability of which its internal organization is governed by these articles of association;
m.	meeting rights: the right, either in person or by proxy authorized in writing, to attend the general meeting and to address such meeting;
n.	persons entitled to attend general meetings: shareholders, as well as other legal entities/persons as referred to in article 11 paragraph 3 of these articles.

Unless the contrary is shown or it is manifestly intended otherwise, a reference to the concept of word in the singular includes the reference to the plural form of this concept or word and vice versa.

CHAPTER II,

Name, registered seat, object.

Article 2. Name and registered seat.

1.       The name of the company is: Yamana Santa Cruz Holdings B.V.

2.       The company’s official seat is registered in Amsterdam.

Article 3. Object.

The object of the company comprises:

a.	to incorporate, to participate in any way whatsoever, to manage and supervise businesses and companies;
b.	to finance businesses and companies;
c.	to borrow, to lend and to raise funds, including the issue of bonds, promissory notes or other securities or evidence of indebtedness as well as to enter into any related agreements;
d.	to provide security or in any other way to bind itself joint or severally for any third parties;
e.	to provide advice and to render services to enterprises and companies with which the company forms a group and to third parties;
f.	to provide guarantees, to commit the company and to encumber its assets for the purpose of companies and enterprises with which it forms a group and for the purpose of third parties;
g.	to obtain, control, operate and alienate registered-bound property and any assets in general;
h.	to trade in currencies, securities and assets in general;

i.	to develop and trade in patents, trademarks, licenses, know-how, licenses and other industrial property rights;
j.	to perform any and all activities of an industrial, financial or commercial nature;

as well as anything pertaining to the foregoing, relating or conducive thereto, all in the widest sense of the word.

CHAPTER III.

Capital, Type of shares.

Article 4. Capital.

The capital of the company consists of one (1) or more ordinary shares of one hundred euro (EUR 100) each.

Article 5. Registered shares. Share certificates.

1.	All shares are to be registered shares and shall be consecutively numbered from number 1.
2.	No share certificates shall be issued.

CHAPTER IV.

Issuance of shares. Own shares. Capital reduction.

Article 6. Issuance of shares.

1.	The issuance of shares, including granting the right to acquire shares, may only be effected pursuant to a resolution of the general meeting, as well as the price and the further terms and conditions of the issue.
2.	When issuing shares, the company shall not be entitled to subscribe for its own shares.
3.	The issuance of shares shall furthermore require a deed executed for that purpose in the presence of a civil-law notary registered in the Netherlands to which those involved are party.

Article 7. Rights of pre-emption.

A shareholder has no pre-emptive rights upon an issue of shares or upon a grant of rights to subscribe for shares.

Article 8. Payment for shares.

1.	The full nominal amount of each share must be paid when shares are acquired. It may be stipulated that the par value or a part thereof need only be paid after a certain period of time or once the company has called it in.
2.	Payment for a share must be made in cash insofar as no other manner of payment has been agreed on.
3.	Payment in a currency other than the par value of the shares is subject to the company’s consent.

Article 9. Acquisition and disposal of own shares.

1.	The management board resolves on the acquisition by the company of shares. Acquisition by the company of shares in its own capital which are not fully paid up, shall be null and void.

2.	The company may, except for no consideration, not acquire fully paid-up shares in its own capital, if:
a.	the capital, less the acquisition price, is less than the reserves to be retained by virtue of the law, or
b.	the management board is aware or should reasonably be able to anticipate that after the acquisition, the company will not be able to continue to pay its payable debts.
3.	The previous paragraphs do not apply to shares acquired by the company by way of universal title of succession.
4.	The disposal of own shares held by the company shall be effected pursuant to a resolution of and on the conditions to be stipulated by the general meeting. The disposal of shares held by the company shall be effected with due observance of the provisions regarding the transfer restrictions mentioned in these articles of association.
5.	Any reference to shares in this article shall also include depository receipts of shares.

Article 10. Reduction of capital.

1.	The general meeting may resolve to reduce the issued capital by a cancellation of shares or by the reduction of the par value of the shares by way of an amendment to the articles.
2.	Capital reduction must be effected in compliance with the respective applicable statutory provisions.
3.	A resolution for the reduction of the issued capital with a repayment on the shares shall have no effect as long as the management board has not given its consent. The management board shall only refuse approval if it is aware or should reasonably be able to anticipate that the company can no longer continue to pay its payable debts after repayment on shares.

CHAPTER V.

Limited rights. Depository receipts. Transfer of shares.

Article 11. Usufruct. Pledge.

1.	A right of usufruct or a right of pledge may be created on shares.
2.	On the creation of a usufruct or a pledge in respect of a share, the voting rights may, subject to the provisions in law, be assigned to the usufructuary or pledgee.
3.	Shareholders without voting rights as a result of the creation of a usufruct or a pledge and usufructuaries or pledgees with voting rights, shall have meeting rights. The usufructuary or pledgee who does not have voting rights, shall have meeting rights, unless otherwise decided upon the creation or the transfer of the usufruct or pledge.

Article 12. Depository receipts of shares.

No meeting rights can be attached to depository receipts of shares.

Article 13. Transfer of shares and limited rights. Shareholders’ rights.

1.	The transfer of a share or the transfer of a limited right on shares shall require a deed executed for that purpose in the presence of a civil-law notary registered in the Netherlands to which those involved are party.
2.	Unless the company itself is a party to the legal act, the rights attached to the share can only be exercised after the company has acknowledged said legal act or said deed has been served on the company in accordance with the relevant statutory provisions, or once the company has acknowledged such transfer through registration in the register of shareholders.

CHAPTER VI.

Transfer restrictions.

Article 14.

The transfer of shares is not restricted as meant to in article 2:195 DCC.

CHAPTER VII.

Register of shareholders.

Article 15.

1.	The management board shall keep a register in which the names and addresses of all shareholders are recorded, stating the date on which they acquired the shares, the date of the acknowledgement or notification, and the amount paid for each share, and where applicable, the other particulars referred to in article 2:194 DCC.
2.	The names and addresses of those with a right of usufruct or a pledge on shares shall also be entered in the register, stating the date on which they acquired the right, and the date of acknowledgement or notification, as well as the rights attached to the respective shares.
3.	Each shareholder, each usufructuary and each pledgee must timely provide any required particulars to the management board.
4.	The register shall regularly be updated.
5.	The management board shall keep the register available at the company’s office for inspection by the persons entitled to attend general meetings.

CHAPTER VIII.

Management.

Article 16. Management board.

1.	The management board consists of one (1) or more managing directors A and one (1) or more managing directors B. Both natural persons and legal entities may be managing directors.
2.	The general meeting shall determine the number of managing directors.

Article 17. Appointment, suspension and dismissal.

1.	The general meeting shall appoint the managing directors.
2.	A managing director may at any time be suspended or dismissed by the general meeting.

Article 18. Remuneration.

The general meeting shall determine the remuneration and further conditions of employment for each managing director.

Article 19. Duties of the management board. Decision-making process. Allocation of duties.

1.	Subject to the restrictions imposed by these articles of association, the management board shall be entrusted with the management of the company. In performing their duties, the managing directors shall act in accordance with the interests of the company and of the business connected with it.
2.	The management board shall meet whenever a managing director so requires.
3.	The management board shall adopt its resolutions by an absolute majority of votes validly cast. In case of a tie of votes, the general meeting shall decide.
4.	If a managing director has a direct or indirect personal conflict of interest with the company, he shall not participate in the deliberations and the decision-making process concerned in the management board. If as a result thereof no resolution of the managing board can be adopted, the resolution is adopted by the general meeting.
5.	The management board may also adopt resolutions outside a meeting, provided such resolutions are adopted in writing and they are adopted by a unanimous vote of all managing directors.
6.	In compliance with these articles of association, the management board may determine regulations in which internal matters are regulated. Further to this, the managing directors, whether or not through the regulations, may mutually allocate their duties.
7.	The management board shall adhere to the instructions of the general meeting, unless such instructions are contrary to an overriding interest of the company and the business connected with it.

Article 20. Approval of decisions of the management board.

1.	The general meeting is entitled to subject resolutions of the management board to its approval. The management board must be notified in writing of these resolutions, which must be clearly specified.
2.	Lack of approval referred to in paragraph 1 does not affect the authority of the management board or its managing directors to represent the company.

Article 21. Absence or prevention.

1.	If a managing director is absent or prevented from performing his duties, the remaining managing directors shall be temporarily entrusted with the entire management of the company, provided that at least one (1) managing director A and one (1) managing director B are not absent or prevented from performing their duties.
2.	If all managing directors, or the sole managing director, of a specific class, A or B, are absent or prevented from performing their duties, the management of the company shall be temporarily entrusted to the person designated for this purpose by the general meeting, together with the managing directors, or managing director, of the other class, or together with the temporary manager of the other class, as the case may be. In the case of absence all managing directors, the person referred to in the previous sentence shall as soon as possible take the necessary measures to make definite arrangements.

3.	The term absence herein means:

(a)	suspension;

(b)	illness;

(c)	unable to contact,

in the events referred to under paragraphs (b) and (c) without the possibility of contact for a period of five (5) days between the managing director and the company, unless the general meeting, where applicable, sets down a different term.

Article 22. Representation.

1.	The management board shall be authorised to represent the company. One (1) managing director A and one (1) managing director B acting jointly are also authorised to represent the company.

2.	The management board may appoint staff members with general or limited powers to represent the company. Each staff member represents the company in compliance with any restrictions imposed on his authorization. The management board shall determine their titles.

CHAPTER IX.

Annual accounts. Profits.

Article 23. Financial year. Annual accounts.

1.	The financial year coincides with the calendar year.

2.	Annually, not later than five (5) months after the end of the financial year, unless due to special circumstances this term is extended by the general meeting by not more than six (6) months, the management board shall draw up the annual accounts and make them available for inspection by the shareholders at the company’s office. Within that period the management board must also make the annual report available for inspection by the shareholders, unless articles 2:396 paragraph 7 or 2:403 of the DCC apply.

3.	The annual accounts shall be signed by all managing directors. Absence of a signature of one (1) or more of them shall be reported stating the reasons.

Article 24. Accountant.

1.	The company may appoint an accountant to audit the annual accounts.

2.	Such appointment shall be made by the general meeting. If the general meeting fails to do so, such appointment shall be made by the management board. The appointment may at any time be revoked by the general meeting and by those who made the appointment.

3.	The accountant shall produce a report on his audit examination to the management board.

4.	In addition, the accountant shall give the results of his investigations in a statement on the faithfulness of the annual accounts.

5.	The provisions of this article shall not apply if pursuant to the law the company is exempt from the obligation set out in paragraph 1.

Article 25. Adoption of the annual accounts. Discharge. Publication.

1.	The general meeting shall adopt the annual accounts. Adoption of the annual accounts shall not cause the discharge of a managing director. The general meeting may discharge a managing director through a separate resolution.

2.	If all the shareholders are also managing directors of the company, the signing of the annual accounts by all of the managing directors shall also apply as the adoption of the annual accounts, providing that all the other persons entitled to attend general meetings have been given the opportunity to take cognizance of the drawn-up of the annual accounts and have consented to this manner of adoption. The adoption of the annual accounts in the manner as referred to in the previous sentence shall cause the discharge of the managing directors.

3.	The company shall publish the annual accounts within eight (8) days following the adoption thereof, unless a statutory exemption is applicable.

Article 26. Profits.

1.	The general meeting is authorized to appropriate the profits that follow from the adoption of the annual accounts or to determine how a deficit will be accounted for as well as to determine distributions from the reserves, provided that the company’s equity exceeds the total amount of the reserves to be maintained by virtue of the law.

2.	A resolution for the distribution of profits or reserves is subject to the approval of the management board. The management board shall only withhold its approval if it is aware or could reasonably anticipate that following the distribution the company will be unable to continue to pay its payable debts.

3.	Distributions shall be payable from the day determined by the general meeting.

4.	The general meeting may resolve that distributions from profits or reserves shall be made in whole or in part in a form other than cash.

5.	The shares held by the company in its capital are not included in the calculation for the profit distribution.

6.	The management board may resolve to pay an interim distribution from the profits from the current financial year and from the profits from a past financial year for which no annual accounts have yet been adopted.

7.	For the computation of the amount to be distributed on each share, only the amount of the obligatory payments on the par value of the shares shall be taken into account.

8.	A claim of a shareholder for payment of dividend shall be barred after five (5) years have elapsed.

CHAPTER X.

General meetings.

Article 27. Annual meeting. Other meetings.

1.	The annual meeting shall be held annually, and not later than six (6) months after the end of the financial year, or at least once every book year a resolution in accordance with article 34 of these articles of association will be taken.

2.	The agenda for the annual meeting shall contain - inter alia – the following points for discussion:

a.	the annual report, if the law requires the drawing of such a report;

b.	the adoption of the annual accounts, unless a postponement has been granted for drawing up the annual accounts;

c.	the appropriation of profits;

d.	granting discharge of managing directors for their management in the last financial year;

e.	any other proposal(s) brought up for discussion by the management board, by the shareholders or other persons entitled to attend the general meeting, representing at least one hundredth part of the issued share capital and announced with due observance of these articles of association.

3.	Other general meetings shall be held as often as the management board deems necessary.

Article 28. Convocation. Agenda.

1.	General meetings shall be convened by the management board, through letters mailed to the addresses of the person with the right to attend general meetings as shown in the register of shareholders. If the person with the right to attend general meetings agrees with this, the convocation may be sent electronically through a legible and reproducible message to the address the company has been notified of for this purpose.

2.	The convocation shall take place no later than on the eighth (8th) day prior to the date of the meeting.

3.	The agenda items shall be stated in the convocation.

Article 29. Meeting place.

The general meetings shall be held in the municipality in which the company has its official seat according to these articles of association.

Article 30. Decision-making process with the consent of all the persons entitled to attend general meetings.

If one or more provisions stated in the law or in the articles of associations for the convocation of meetings has/have not been fulfilled, valid resolutions may only be adopted in a general meeting if all the persons entitled to attend general meetings have consented to the decision- making process and the managing directors have been given the opportunity to give advice on the proposals prior to the decision-making process.

Article 31. Chairman.

The general meeting shall itself appoint its chairman. Until that moment a managing director shall act as chairman or in the absence of such a managing director, the oldest person present at the meeting shall act as chairman.

Article 32. Meeting rights. Decisions at a meeting. Access.

1.	The meeting rights accrue to persons entitled to attend general meetings.

2.	The persons entitled to attend general meetings may be represented by a written proxy at the meeting. The requirement of the written element of the power of attorney is fulfilled once the power of attorney has been recorded electronically.

3.	Each share confers the right to cast one (1) vote at the general meeting.

4.	To the extent the law does not require a qualified majority, all resolutions shall be adopted by an absolute majority of the votes cast.

5.	In the case of a tie, the proposal shall be considered rejected.

6.	The managing directors are entitled to attend the general meeting and have an advisory vote as such.

7.	No vote may be cast during a general meeting for a share that belongs to the company or a subsidiary, or for a share of which one of them holds depository receipts. The company or a subsidiary cannot either cast a vote for a share for which it has a right of usufruct or pledge.

8.	The general meeting shall decide on the admittance of persons other than those mentioned above in this article with respect to access to general meetings.

Article 33. Minutes. Records of resolutions.

1.	Minutes shall be taken of the items discussed at each general meeting by a secretary to be designated by the chairman. The minutes shall be adopted by the chairman and the secretary, and signed as evidence of the adoption of the minutes.

2.	The chairman or the person who convened the meeting may decide that a notarial report of the meeting be drawn up of the items discussed. The report shall be counter-signed by the chairman.

3.	The management board keeps a record of the resolutions passed. If the management board is not represented at a meeting, the chairman of the meeting shall provide the management board with a transcript of the resolutions made as soon as possible after the meeting. The records shall be deposited at the offices of the company for inspection by the shareholders and other persons entitled to attend general meetings. Upon request, each of them shall be provided with a copy or an extract of such record at not more than the actual costs.

Article 34. Resolutions outside the meetings. Records.

1.	Resolutions of shareholders may be adopted in a manner other than at a meeting, provided that all the persons entitled to attend at the general meeting have consented to this decision-making method. The votes shall be cast in writing. The requirement of the written element of the voting shall also have been fulfilled once the resolution has been recorded in writing, stating the manner in which each of the persons entitled to attend general meetings with voting rights has cast his/her vote.

The managing directors are given the opportunity to advise regarding such resolution prior to the adoption thereof.

2.	If the decision-making process takes place in accordance with paragraph 1, all the requirements with regard to the quorum and the qualified majority provided by law or by these articles shall be accordingly applicable, providing that outside the meeting at least an equal number of votes must be cast as required by the quorum for the respective resolution.

3.	Those who have adopted a resolution as referred to under paragraph 1 of this article shall forthwith notify the management board.

The management board shall keep a record of the resolutions made.

CHAPTER XI.

Amendment of the articles of association and dissolution. Liquidation.

Article 35. Amendment of the articles of association and dissolution.

The general meeting is entitled to resolve to amend the articles of association and dissolve the company. When a proposal to amend the articles of association or to dissolve the company is to be made to the general meeting, the proposal must be included in the convocation for the general meeting, and in the case of an amendment to the articles of association, a copy of the proposal including the text of the proposed amendment must concurrently be deposited at the company’s office for the inspection by shareholders until the end of the meeting.

Article 36. Liquidation.

1.	In the event of a dissolution of the company by virtue of a resolution of the general meeting, the managing directors shall be charged with the liquidation of the company’s assets, unless the general meeting appoints another person for this purpose.

2.	During liquidation, the provisions of these articles of association shall remain in force as much as possible.

3.	The balance remaining after payment of debts shall be transferred to the shareholders in proportion to the aggregate amount of their shareholding.

4.	The liquidation shall furthermore be subject to the provisions of Title 1, Book 2 of the DCC.

5.	After the company has ceased to exist, the books, documents and other data carriers shall be retained by the person thereto appointed by the liquidator(s) for a period of seven (7) years.

Final provision.

Article 37.

The first financial year of the company shall end on the thirty-first of December two thousand and thirteen.

This article together with its heading shall expire after the end of the first financial year.

Final statements.

In conclusion, the person who appeared, acting as aforesaid, declared:

1.	Issued capital.

a.	at the incorporation one hundred (100) shares have been issued, representing an issued capital of ten thousand Euro (EUR 10,000);

b.	the Incorporator shall participate in the issued capital.

2.	Payment in kind.

On behalf of the company incorporated by this instrument, hereinafter referred to as: the “Company”, an agreement has been entered into the Incorporator, regarding the payment upon the shares issued upon incorporation, which agreement reads as follows:

1.	The Incorporator shall pay up the shares subscribed for. This payment shall be done prior to or immediately after the incorporation of the Company by a contribution to the Company of ninety five percent (95%) of the issued and outstanding share capital of Estelar Resources Limited, a company incorporated under the laws of the British Virgin Islands, and with registered office address at Craigmuir Chambers, P.O. Box 71, Road Town, Tortola, British Virgin Islands, consisting of nine million five hundred thousand (9,500,000) shares with a nominal value of one United States dollar (USD 1).

2.	If it would appear that the total value of the contribution by the Incorporator is lower than the nominal amount of the shares issued, the Incorporator shall immediately compensate the difference in cash.

If it would appear that the total value of the contribution by the Incorporator is higher than the nominal amount of the shares issued, the difference shall be booked by the Company to the share premium account.

3.	The Incorporator shall draw up a description of the shares contributed to the Company as defined in Section 204a, sub-section 1 of Book 2 of the Civil Code. This description shall reflect the value and the methods used for the evaluation; these methods should comply with standards which are generally accepted for such purpose and shall reflect the situation of the contribution on the thirty first day of August two thousand thirteen.

This agreement is now binding on the Company. The contribution as agreed with the Incorporator shall take place immediately. The description referred to in the said agreement has been drawn up and has been signed by the Incorporator. The description has not legally elapsed in time. The Incorporator is not aware that the contributed value has substantially decreased after the description was made.

A copy of the aforementioned description is attached to this deed.

3.	Initial managing directors.

I.	the following person shall be appointed as first managing director A: Charles Bruce Main, born at Montreal, Canada on the twenty-sixth day of December nineteen hundred fifty-six, residing at 576 Woodview Road Burlington, Ontario, L7N 3A1, Canada,

II.	the following company shall be appointed as first managing director B: Mextrust B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid), having its registered seat at Amsterdam, the Netherlands, and its office address at Prins Bernhardplein 200, 1097 JB Amsterdam, the Netherlands.

The person who appeared is known to me, the undersigned civil-law notary.

Whereupon the original of this deed has been executed in Amsterdam on the date mentioned at the top of this instrument.

Before its execution, the contents of this instrument have been concisely communicated and explained to the party who appeared, who declared to have become acquainted with and to agree to the contents of this deed and do not require a full reading thereof.

Upon an abridged reading, this deed has been signed by the party to this deed and me, notary.

2020-4867/d

STATUTENWIJZIGING

(Yamana Santa Cruz Holdings B.V.)

HEUSSEN	OP zesentwintig maart tweeduizend éénentwintig is voor mij, mr. Juliëtte Louise Catharina
Advocaten & Notarissen	Schueler, notaris te Amsterdam, Nederland, verschenen:
mr. Cornelia Johanne Vos, geboren te Aalburg, Nederland, op zeven juli negentienhonderd
De Entree 139-141	achtentachtig, met kantooradres De Entree 139-141, 1101 HE Amsterdam, Nederland
1101 HE Amsterdam	De comparant heeft verklaard dat:
T: +31(0)20 312 2800 info@heussen-law.nl	-	de algemene vergadering van Yamana Santa Cruz Holdings B.V., een besloten vennootschap met beperkte aansprakelijkheid naar Nederlands recht, statutair gevestigd te Amsterdam, Nederland, met kantooradres te Rapenburgerstraat 179 P, 1011 VM Amsterdam, Nederland, geregistreerd bij het handelsregister van de Kamer van Koophandel onder nummer 58924531 (de “vennootschap”), op zestien maart tweeduizend éénentwintig heeft besloten de statuten van de vennootschap partieel te wijzigen, alsmede om de comparant te machtigen deze akte te doen passeren, van welke besluiten blijkt uit een aan deze minuut gehecht aandeelhoudersbesluit;

-	de statuten van de vennootschap laatstelijk zijn gewijzigd bij akte op vierentwintig december tweeduizend twintig verleden voor mr. J.L.C. Schueler, voornoemde notaris.

Ter uitvoering van gemeld besluit tot statutenwijziging heeft de comparant verklaard de statuten bij deze partieel te wijzigen als voIgt:

Wijziging.

Artikel 23 paragraaf 2 wordt gewijzigd en komt te luiden als volgt:

“2.	Jaarlijks binnen vijf (5) maanden na afloop van het boekjaar, behoudens verlenging van deze termijn met ten hoogste vijf (5) maanden door de algemene vergadering op grand van bijzondere omstandigheden, maakt de directie een jaarrekening op en legt het deze voor de aandeelhouders ter inzage ten kantoor van de vennootschap. Binnen deze termijn legt de directie ook het bestuursverslag ter inzage voor de aandeelhouders, tenzij de artikelen 2:396 lid 7 of 2:403 BW voor de vennootschap gelden.”

Slot

De comparant is mij, notaris, bekend.

Waarvan akte, in minuut verleden te Amsterdam, Nederland, op de datum in het hoofd van deze akte vermeld. Voordat tot voorlezing is overgegaan is de inhoud van deze akte zakelijk aan de comparant opgegeven en toegelicht. Deze heeft daarna verklaard tijdig van de inhoud van de akte te hebben kennisgenomen, daarmee in te stemmen en op volledige voorlezing daarvan geen prijs te stellen. Onmiddellijk na beperkte voorlezing van deze akte is zij door de comparant en mij, notaris, ondertekend.

(Volgt ondertekening)

1

UITGEGEVEN VOOR AFSCHRIFT

/s/ [ILLEGIBLE]

2

2020-4867/d

In this translation an attempt has been made to be as literal as possible without jeopardizing the overall continuity. Inevitably, differences may occur in translation, and if so, the Dutch text will by law govern.

AMENDMENT OF THE ARTICLES OF ASSOCIATION

(Yamana Santa Cruz Holdings B.V.)

On the twenty-sixth day of March two thousand and twenty-one appeared before me, Juliëtte Louise Catharina Schueler, LL.M., civil law notary in Amsterdam, the Netherlands: Cornelia Johanne Vos, LL.M., born in Aalburg, the Netherlands, on the seventh day of July nineteen hundred and eighty-eight, with office address at De Entree 139-141, 1101 HE Amsterdam, the Netherlands.

The person appearing has declared that:

-	the general meeting of Yamana Santa Cruz Holdings B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) existing under the laws of the Netherlands, having its registered seat in Amsterdam, the Netherlands, its office address at Rapenburgerstraat 179 P, 1011 VM Amsterdam, the Netherlands, registered with the trade register of the Dutch Chamber of Commerce under number 58924531 (the “company”), resolved on the sixteenth day of March two thousand and twenty-one to partially amend the articles of association of the company as stated hereinafter as well as to authorize the person appearing to execute this deed of amendment of the articles of association of which resolutions appear from a copy of the shareholder’s resolution attached to this deed;

-	the articles of association of the company were amended lastly by deed executed before J.L.C. Schueler, aforementioned civil-law notary, on the twenty-fourth day of December thousand and twenty.

In order to execute said resolution to amend the articles of association of the company, the person appearing declared to partially amend the articles of association as follows:

Amendment.

Article 23 paragraph 2 is amended and shall read as follows:

“2.	Annually, not later than five (5) months after the end of the financial year, unless due to special circumstances this term is extended by the general meeting by not more than five (5) months, the management board shall draw up the annual accounts and make them available for inspection by the shareholders at the company’s office. Within that period the management board must also make the directors’ report available for inspection by the shareholders, unless articles 2:396 paragraph 7 or 2:403 of the DCC apply.”

1

Final.

The person appearing is known to me, civil law notary.

THIS DEED, drawn up to be kept in the civil law notary’s custody was executed in Amsterdam, the Netherlands, on the date first above written.

The contents of this instrument were given and explained to the person appearing. The person appearing then declared that the person appearing had timely noted and approved the contents and did not want a full reading thereof. Thereupon, after limited reading, this instrument was signed by the person appearing and by me, civil law notary.

2

VOLLEDIGE TEKST VAN DE STATUTEN

van

Yamana Santa Cruz Holdings B.V.

zoals deze luiden per de wijziging van de statuten bij akte verleden voor

mr. J.L.C. Schueler, notaris te Amsterdam, op 26 maart 2021.

HOOFDSTUK I.

Definities.

Artikel 1.

In de statuten wordt verstaan onder:

a.	aandeel: een aandeel in het kapitaal van de vennootschap

b.	aandeelhouder: een houder van één (1) of meer aandelen;

c.	accountant: een registeraccountant of een andere accountant als bedoeld in artikel 2:393 BW dan wel een organisatie waarin zodanige accountants samenwerken;

d.	algemene vergadering: het orgaan dat gevormd wordt door aandeelhouders en de overige vergadergerechtigden dan wel de bijeenkomst waarin de aandeelhouders en de overige vergadergerechtigden vergaderen;

e.	BW: het Burgerlijk Wetboek;
f.	directeur: een lid van de directie;

g.	directie: het bestuur van de vennootschap;

h.	dochtermaatschappij: een dochtermaatschappij als bedoeld in artikel 2:24a BW;

i.	jaarrekening: de jaarrekening als bedoeld in artikel 2:361 BW;

j.	jaarvergadering: de algemene vergadering, bestemd tot de behandeling en vaststelling van de jaarrekening;

k.	schriftelijk: bij brief, telefax, e-mail of ander via gangbare communicatiekanalen overgebrachte boodschap die op schrift of langs elektronische weg kan worden ontvangen;

l.	vennootschap: de vennootschap waarvan de interne organisatie wordt beheerst door deze statuten;

m	vergaderrecht: het recht om, in persoon of bij schriftelijke gevolmachtigde, de algemene vergadering bij te wonen en daar het woord te voeren;

n.	vergadergerechtigden: aandeelhouders, alsmede overige (rechts)personen als bedoeld in artikel 11 lid 3 van deze statuten.

Tenzij anders blijkt of kennelijk anders is bedoeld omvat een verwijzing naar een begrip of woord in het enkelvoud een verwijzing naar de meervoudsvorm van dit begrip of woord en vice versa.

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HOOFDSTUK II.

Naam, zetel, doel.

Artikel 2. Naam en zetel.

1.       De vennootschap draagt de naam: Yamana Santa Cruz Holdings B.V.

2.       Zij heeft haar zetel te Amsterdam.

Artikel 3. Doel.

De vennootschap heeft ten doel:

a.	het oprichten van, het op enigerlei wijze deelnemen in, het besturen van en het toezicht houden op ondernemingen en vennootschappen;

b.	het financieren van ondernemingen en vennootschappen;

c.	het lenen, uitlenen en bijeenbrengen van gelden daaronder begrepen, het uitgeven van obligaties, schuldbrieven of andere waardepapieren, alsmede het aangaan van daarmee samenhangende overeenkomsten;

d.	het zekerheid stellen of zich hoofdelijk naast of voor anderen verbinden;

e.	het verstrekken van adviezen en het verlenen van diensten aan ondernemingen en vennootschappen waarmee de vennootschap in een groep is verbonden en aan derden;

f.	het verstrekken van garanties, het verbinden van de vennootschap en het bezwaren van activa van de vennootschap ten behoeve van ondernemingen en vennootschappen waarmee de vennootschap in een groep is verbonden en ten behoeve van derden;

g.	het verkrijgen, beheren, exploiteren en vervreemden van registergoederen en van vermogenswaarden in het algemeen;

h.	het verhandelen van valuta, effecten en vermogenswaarden in het algemeen;

i.	het exploiteren en verhandelen van patenten, merkrechten, vergunningen, know how, licenties en andere industriële eigendomsrechten;

j.	het verrichten van alle soorten industriële, financiële en commerciële activiteiten;

en al hetgeen met vorenstaande verband houdt of daartoe bevorderlijk kan zijn, alles in de ruimste zin van het woord.

HOOFDSTUK III.

Kapitaal. Soort aandelen.

Artikel 4. Kapitaal.

Het kapitaal van de vennootschap bestaat uit één (1) of meer gewone aandelen van één honderd euro (EUR 100) elk.

Artikel 5. Aandelen op naam. Aandeelbewijzen.

1.       Alle aandelen luiden op naam en zijn doorlopend genummerd van 1 af.

2.       Er worden geen aandeelbewijzen uitgegeven.

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HOOFDSTUK IV.

Uitgifte van aandelen. Eigen aandelen. Kapitaalvermindering.

Artikel 6. Uitgifte van aandelen.

1.	De algemene vergadering besluit tot uitgifte van aandelen, daaronder mede begrepen het verlenen van rechten tot het nemen van aandelen, en stelt de koers en de verdere voorwaarden van uitgifte vast.

2.	De vennootschap kan bij uitgifte van aandelen geen eigen aandelen nemen.

3.	Voor de uitgifte van aandelen is voorts vereist een daartoe bestemde ten overstaan van een in Nederland standplaats hebbende notaris verleden akte waarbij de betrokkenen partij zijn.

Artikel 7. Voorkeursrecht.

Bij de uitgifte van aandelen en het verlenen van rechten tot het nemen van aandelen heeft een aandeelhouder geen voorkeursrecht.

Artikel 8. Storting op aandelen.

1.	Bij het nemen van het aandeel moet daarop het nominale bedrag worden gestort. Bedongen kan worden dat het nominale bedrag of een deel daarvan eerst behoeft te worden gestort na verloop van een bepaalde tijd of nadat de vennootschap het zal hebben opgevraagd.

2.	Stortingen moeten in geld geschieden voor zover niet een andere inbreng is overeengekomen.

3.	Stortingen in een andere geldeenheid dan die waarin het nominale bedrag van de aandelen luidt, kan slechts geschieden met toestemming van de vennootschap.

Artikel 9. Verkrijging en vervreemding van eigen aandelen.

1.	De directie beslist over de verkrijging van aandelen in het kapitaal van de vennootschap. Verkrijging door de vennootschap van niet volgestorte aandelen in haar kapitaal is nietig.

2.	De vennootschap mag, behalve om niet, geen volgestorte aandelen verkrijgen indien:

a.	het vermogen, verminderd met de verkrijgingsprijs, kleiner is dan de reserves die krachtens de wet moeten worden aangehouden; of

b.	de directie weet of redelijkerwijs behoort te voorzien dat de vennootschap na de verkrijging niet zal kunnen blijven voortgaan met het betalen van haar opeisbare schulden.

3.	De vorige leden gelden niet voor aandelen die de vennootschap onder algemene titel verkrijgt.

4.	Vervreemding van door de vennootschap gehouden eigen aandelen geschiedt ingevolge een besluit van en op voorwaarden vast te stellen door de algemene vergadering. Op de vervreemding van eigen aandelen door de vennootschap is het bepaalde in de blokkeringsregeling opgenomen in deze statuten van toepassing.

5.	Onder het begrip aandelen in dit artikel zijn certificaten daarvan begrepen.

3

Artikel 10. Kapitaalvermindering.

1.	De algemene vergadering kan besluiten tot vermindering van het geplaatste kapitaal door intrekking van aandelen of door het bedrag van aandelen bij statutenwijziging te verminderen.

2.	Kapitaalsvermindering dient te geschieden met inachtneming van de daarvoor geldende wettelijke bepalingen.

3.	Een besluit tot vermindering van het geplaatste kapitaal met terugbetaling op de aandelen heeft geen gevolgen zolang de directie geen goedkeuring heeft verleend. De directie weigert slechts de goedkeuring indien het weet of redelijkerwijs behoort te voorzien dat de vennootschap na terugbetaling op de aandelen niet zal kunnen blijven voortgaan met het betalen van haar opeisbare schulden.

HOOFDSTUK V.

Beperkte rechten. Certificaten. Levering van aandelen en beperkte rechten.

Artikel 11. Vruchtgebruik. Pandrecht.

1.	Op aandelen kan vruchtgebruik of pandrecht worden gevestigd.

2.	Bij vestiging van een vruchtgebruik of een pandrecht op een aandeel kan het stemrecht, met inachtneming van de wettelijke bepalingen, aan de vruchtgebruiker of de pandhouder worden toegekend.

3.	De aandeelhouder die vanwege een vruchtgebruik of een pandrecht geen stemrecht heeft en de vruchtgebruiker of pandhouder die stemrecht heeft, hebben vergaderrechten. De vruchtgebruiker of pandhouder die geen stemrecht heeft, heeft vergaderrecht, indien bij vestiging of overdracht van het vruchtgebruik of pandrecht niet anders is bepaald.

Artikel 12. Certificaten.

Aan houders van certificaten van aandelen kunnen geen vergaderrechten worden toegekend.

Artikel 13. Levering van aandelen en beperkte rechten. Aandeelhoudersrechten.

1.	Voor de levering van een aandeel of de levering van een beperkt recht daarop is vereist een daartoe bestemde ten overstaan van een in Nederland standplaats hebbende notaris verleden akte waarbij de betrokkenen partij zijn.

2.	Behoudens in het geval dat de vennootschap zelf bij de rechtshandeling partij is, kunnen de aan het aandeel verbbnden rechten eerst worden uitgeoefend nadat de vennootschap de rechtshandeling heeft erkend of de akte aan haar is betekend overeenkomstig het in de wet daaromtrent bepaalde, dan wel de vennootschap deze overdracht heeft erkend door inschrijving in het register van aandeelhouders.

4

HOOFDSTUK VI.

Blokkeringsregeling.

Artikel 14.

De overdracht van aandelen is niet beperkt in de zin van artikel 2:195 BW.

HOOFDSTUK VII.

Register van aandeelhouders.

Artikel 15.

1.	De directie houdt een register waarin de namen en adressen van alle aandeelhouders zijn opgenomen, met vermelding van de datum waarop zij de aandelen hebben verkregen, de datum van de erkenning of betekening, alsmede met vermelding van het op ieder aandeel gestorte bedrag en voor zover van toepassing, de overige gegevens bedoeld in artikel 2:194 BW.

2.	In het register worden tevens opgenomen de namen en adressen van hen die een recht van vruchtgebruik of pandrecht op aandelen hebben, met vermelding van de datum waarop zij het recht hebben verkregen, de datum van erkenning of betekening, alsmede met vermelding welke aan de aandelen verbonden rechten hun toekomen.

3.	ledere aandeelhouder, iedere vruchtgebruiker en iedere pandhouder verschaffen aan de directie tijdig de overige nodige gegevens.

4.	Het register wordt regelmatig bijgehouden.

5.	De directie legt het register ten kantore van de vennootschap ter inzage van de vergadergerechtigden.

HOOFDSTUK VIII.

Bestuur.

Artikel 16. Directie.

1.	De directie bestaat uit één (1) of meer directeuren A en één (1) of meer directeuren B. Zowel natuurlijke personen als rechtspersonen kunnen directeur zijn.

2.	De algemene vergadering bepaalt het aantal directeuren.

Artikel 17. Benoeming, schorsing en ontslag.

1.	De directeuren worden benoemd door de algemene vergadering.

2.	ledere directeur kan te allen tijde door de algemene vergadering worden geschorst en ontslagen.

Artikel 18. Bezoldiging.

De bezoldiging en de verdere arbeidsvoorwaarden van iedere directeur worden vastgesteld door de algemene vergadering.

5

Artikel 19. Bestuurstaak. Besluitvorming. Taakverdeling.

1.	Behoudens de beperkingen volgens de statuten is de directie belast met het besturen van de vennootschap. Bij de vervulling van hun taak richten de directeuren zich naar het belang van de vennootschap en de met haar verbonden onderneming.

2.	De directie vergadert zo dikwijls een directeur het verlangt. Een directeur mag zich ter vergadering van de directie laten vertegenwoordigen door een schriftelijk gevolmachtigde mededirecteur.

3.	Alle besluiten van de directie worden genomen met volstrekte meerderheid van de geldig uitgebrachte stemmen uitgebracht in een vergadering waarin een meerderheid van de directeuren aanwezig of vertegenwoordigd is. Elke directeur kan één (1) stem uitbrengen in de vergaderingen van de directie.

4.	Bij staking van stemmen beslist de algemene vergadering

5.	Indien een directeur direct of indirect een persoonlijk tegenstrijdig belang heeft met de vennootschap neemt hij geen deel aan de beraadslaging en besluitvorming terzake binnen het bestuur. Indien hierdoor geen bestuursbesluit kan worden genomen, wordt het besluit genomen door de algemene vergadering.

6.	Besluiten van de directie kunnen in plaats van in een vergadering ook bij geschrift worden genomen, mits met algemene stemmen van alle in functie zijnde directeuren. Onder geschrift wordt verstaan elk via gangbare communicatiekanalen overgebracht en op schrift ontvangen bericht.

7.	De directie kan, met inachtneming van deze statuten, een reglement vaststellen waarin aangelegenheden haar intern betreffende worden geregeld. Voorts kunnen de directeuren, al dan niet bij reglement, hun werkzaamheden onderling verdelen.

8.	De directie is gehouden de aanwijzingen van de algemene vergadering op te volgen, tenzij de aanwijzingen in strijd zijn met het belang van de vennootschap en de met haar verbonden onderneming.

Artikel 20. Goedkeuring van besluiten van de directie.

1.	De algemene vergadering is bevoegd besluiten van de directie aan haar goedkeuring te onderwerpen. Deze besluiten dienen duidelijk omschreven te worden en schriftelijk aan de directie medegedeeld te worden.

2.	Het ontbreken van een goedkeuring als bedoeld in lid 1 van dit artikel tast de vertegenwoordigingsbevoegdheid van de directie of directeuren niet aan.

Artikel 21. Ontstentenis of belet.

1.	In geval van ontstentenis of belet van een directeur zijn de andere directeuren tijdelijk met het bestuur van de vennootschap belast, mits nog ten aanzien van ten minste één (1) directeur A en één(1) directeur B geen sprake is van ontstentenis of belet

2.	In geval van ontstentenis of belet van alle directeuren of van de enige directeur van een bepaalde soort, A of B, is de persoon die daartoe door de algemene vergadering wordt aangewezen, tezamen met de directeur of directeuren van de andere soort, of tezamen met de tijdelijk bestuurder van de andere soort, tijdelijk met het bestuur van de vennootschap belast.

Ingeval van ontstentenis van alle directeuren neemt de in de vorige zin bedoelde persoon zo spoedig mogelijk de nodige maatregelen teneinde een definitieve voorziening te doen treffen.

3.	Onder belet wordt ten deze verstaan:

a.       schorsing;

b.       ziekte;

c.       onbereikbaarheid,

waarbij in de gevallen bedoeld onder sub (b) en (c) gedurende een termijn van (5) dagen niet de mogelijkheid van contact tussen de directeur en de vennootschap heeft bestaan, tenzij de algemene vergadering in een voorkomend geval een andere termijn vaststelt.

Artikel 22. Vertegenwoordiging.

1.	De directie is bevoegd de vennootschap te vertegenwoordigen. De bevoegdheid tot vertegenwoordiging komt mede aan één (1) directeur A en één (1) directeur B gezamenlijk handelend toe.

2.	De directie kan functionarissen met algemene of beperkte vertegenwoordigingsbevoegdheid aanstellen. Elk hunner vertegenwoordigt de vennootschap met inachtneming van de begrenzing aan zijn bevoegdheid gesteld. Hun titulatuur wordt door de directie bepaald.

6

HOOFDSTUK IX.

Jaarrekening. Winst.

Artikel 23. Boekjaar. Opmaken jaarrekening.

1.	Het boekjaar valt samen met het kalenderjaar.

2.	Jaarlijks binnen vijf (5) maanden na afloop van het boekjaar, behoudens verlenging van deze termijn met ten hoogste vijf (5) maanden door de algemene vergadering op grand van bijzondere omstandigheden, maakt de directie een jaarrekening op en legt het deze voor de aandeelhouders ter inzage ten kantoor van de vennootschap. Binnen deze termijn legt de directie ook het bestuursverslag ter inzage voor de aandeelhouders, tenzij de artikelen 2:396 lid 7 of 2:403 BW voor de vennootschap gelden.

3.	De jaarrekening wordt ondertekend door de directeuren; ontbreekt de ondertekening van één (1) of meer hunner, dan wordt daarvan onder opgave van reden melding gemaakt.

Artikel 24. Accountant.

1.	De vennootschap kan aan een accountant de opdracht verlenen tot onderzoek van de jaarrekening.

2.	Tot het verlenen van de opdracht is de algemene vergadering bevoegd. Gaat deze daartoe niet over, dan is de directie bevoegd. De opdracht kan te alien tijde worden ingetrokken door de algemene vergadering en door degene die haar heeft verleend.

3.	De accountant brengt omtrent zijn onderzoek verslag uit aan de directie.

4.	De accountant geeft de uitslag van zijn onderzoek weer in een verklaring omtrent de getrouwheid van de jaarrekening.

5.	Het hiervoor in dit artikel bepaalde kan buiten toepassing blijven indien de vennootschap ingevolge de wet is vrijgesteld van de in lid 1 bedoelde verplichting.

Artikel 25. Vaststelling jaarrekening. Decharge. Openbaarmaking.

1.	De algemene vergadering stelt de jaarrekening vast. Vaststelling van de jaarrekening strekt niet tot decharge van een directeur. De algemene vergadering kan bij afzonderlijk besluit decharge verlenen aan een directeur.

2.	Indien alle aandeelhouders tevens directeuren van de vennootschap zijn geldt de ondertekening van de jaarrekening door alle directeuren tevens als vaststelling van de jaarrekening mits alle overige vergadergerechtigden in de gelegenheid zijn geweest om kennis te nemen van de opgemaakte jaarrekening en met deze wijze van vaststelling hebben ingestemd. De vaststelling van de jaarrekening op de wijze als in de vorige zin bedoeld strekt tot decharge aan de directeuren.

3.	De vennootschap is verplicht tot openbaarmaking van haar jaarrekening binnen acht (8) dagen na de vaststelling daarvan, tenzij een wettelijke vrijstelling van toepassing is.

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Artikel 26. Winst.

1.	De algemene vergadering is bevoegd tot bestemming van de winst die door vaststelling van de jaarrekening is bepaald dan wel bepaling van de wijze waarop een tekort zal worden verwerkt.

2.	Uitkeringen kunnen slechts gedaan worden voorzover het eigen vermogen groter is dan de reserves die krachtens de wet moeten worden aangehouden

3.	De algemene vergadering is bevoegd tot vaststelling van uitkeringen van de jaarwinst, met inachtneming van het bepaalde in lid 2 van dit artikel.

4.	Een besluit tot uitkering uit de winst of reserves heeft geen gevolgen zolang de directie geen goedkeuring heeft verleend. De directie weigert slechts de goedkeuring indien het weet of redelijkerwijs behoort te voorzien dat de vennootschap na de uitkering niet zal kunnen blijven voortgaan met het betalen van haar opeisbare schulden.

5.	Uitkeringen zijn opeisbaar op de dag welke de algemene vergadering bepaalt.

6.	De algemene vergadering kan besluiten dat uitkeringen geheel of gedeeltelijk in andere vorm dan geld zullen worden uitgekeerd.

7.	Bij de berekening van de winstverdeling tellen de aandelen die de vennootschap in haar kapitaal houdt niet mede.

8.	De directie kan, met inachtneming van het bepaalde in lid 2 van dit artikel, besluiten tot uitkeringen van interim- dividend ten laste van de winst over het lopende boekjaar en de winst over een afgelopen boekjaar waarover nog geen jaarrekening is vastgesteld. De directie kan tevens besluiten tot uitkeringen en ten laste van de reserves.

9.	Bij de berekening van het bedrag dat op ieders aandeel zal worden uitgekeerd, komt slechts het bedrag van de verplichte storting op het nominale bedrag van de aandelen in aanmerking.

10.	De vordering van de aandeelhouder tot uitkering verjaart door een tijdsverloop van vijf (5) jaren.

HOOFDSTUK X.

Algemene vergaderingen.

Artikel 27. Jaarvergadering en andere vergaderingen.

1.	Jaarlijks binnen zes (6) maanden na afloop van het boekjaar, wordt de jaarvergadering gehouden of wordt ten minste eenmaal overeenkomstig artikel 34 van deze statuten besloten.

2.	De agenda van de jaarvergadering vermeldt onder meer de volgende punten:

a.	het jaarverslag, indien de wet verlangt dat een jaarverslag wordt opgemaakt;

b.	vaststelling van de jaarrekening, behoudens ingeval uitstel voor het opmaken van de jaarrekening is verleend;

c.	vaststelling van de winstbestemming;

d.	de verlening van decharge van de directeuren voor haar bestuur over het afgelopen boekjaar;

e.	andere voorstellen, door de directie dan wel door de aandeelhouders of ander vergadergerechtigden, tezamen vertegenwoordigende ten minste een/honderdste gedeelte van het geplaatste kapitaal, aan de orde gesteld en aangekondigd met inachtneming van het bepaalde in de statuten.

3.	Andere algemene vergaderingen worden gehouden zo dikwijls de directie zulks nodig acht.

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Artikel 28. Oproeping en agenda.

1.	De algemene vergaderingen worden door de directie bijeengeroepen door middel van brieven aan de adressen van de vergadergerechtigden volgens het register van aandeelhouders. Indien de vergadergerechtigde hiermee instemt kan de oproeping geschieden door een langs elektronische weg toegezonden leesbaar en reproduceerbaar bericht aan het adres dat door hem voor dit doel aan de vennootschap is bekendgemaakt.

2.	De oproeping geschiedt niet later dan op de achtste (8ste) dag voor die van de vergadering.

3.	Bij de oproeping worden de te behandelen onderwerpen vermeld.

Artikel 29. Plaats van de vergaderingen.

De algemene vergaderingen worden gehouden in de gemeente waar de vennootschap volgens de statuten haar zetel heeft.

Artikel 30. Besluitvorming met instemming van alle vergadergerechtigden.

Indien aan een of meer van de in de wet of statuten gegeven voorschriften voor het oproepen en houden van vergaderingen niet is voldaan, kunnen in een algemene vergadering slechts geldige besluiten worden genomen indien alle vergadergerechtigden ermee hebben ingestemd dat de besluitvorming plaatsvindt en de directeuren voorafgaand aan de besluitvorming in de gelegenheid zijn gesteld om advies uit te brengen.

Artikel 31. Voorzitterschap.

De algemene vergadering voorziet zelf in haar voorzitterschap. Tot dat ogenblik wordt het voorzitterschap waargenomen door een directeur of bij gebreke daarvan door de in leeftijd oudste ter vergadering aanwezige persoon.

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Artikel 32. Vergaderrechten. Besluitvorming in vergadering. Toegang.

1.	Het vergaderrecht komt toe aan de vergadergerechtigden.

2.	De vergadergerechtigden kunnen zich ter vergadering door een schriftelijk gevolmachtigde doen vertegenwoordigen. Aan de eis van schriftelijkheid van de volmacht wordt voldaan indien de volmacht elektronisch is vastgelegd.

3.	In de algemene vergadering geeft ieder aandeel het recht op het uitbrengen van één (1) stem.

4.	Voor zover de wet geen grotere meerderheid voorschrijft worden alle besluiten genomen met volstrekte meerderheid van de uitgebrachte stemmen.

5.	Staken de stemmen dan is het voorstel verworpen.

6.	De directeuren zijn bevoegd de algemene vergadering bij te wonen en hebben als zodanig een raadgevende stem.

7.	Voor een aandeel dat toebehoort aan de vennootschap of aan een dochtermaatschappij daarvan kan in de algemene vergadering geen stem worden uitgebracht; evenmin voor een aandeel waarvan een hunner de certificaten houdt. De vennootschap of een dochtermaatschappij daarvan kan eveneens geen stem uitbrengen voor een aandeel waarop zij een recht van vruchtgebruik of een pandrecht heeft.

8.	Omtrent toelating van andere dan de hiervoor in dit artikel genoemde personen beslist de algemene vergadering.

Artikel 33. Notulen. Aantekeningen van vergaderbesluiten.

1.	Van het verhandelde in elke algemene vergadering worden notulen gehouden door een secretaris die door de voorzitter wordt aangewezen. De notulen worden vastgesteld door de voorzitter en de secretaris en ten blijke daarvan door hen ondertekend.

2.	De voorzitter of degene die de vergadering heeft belegd, kan bepalen dat van het verhandelde een notarieel proces-verbaal van vergadering wordt opgemaakt. Het proces-verbaal wordt door de voorzitter mede ondertekend.

3.	De directie houdt van alle genomen besluiten aantekening. Indien de directie niet ter vergadering is vertegenwoordigd wordt door of namens de voorzitter van de vergadering een afschrift van de genomen besluiten zo spoedig mogelijk na de vergadering aan de directie verstrekt. De aantekeningen liggen ten kantore van de vennootschap ter inzage van de aandeelhouders en anderen aan wie het vergaderrecht toekomt. Aan ieder van dezen wordt desgevraagd een afschrift of uittreksel van deze aantekeningen verstrekt tegen ten hoogste de kostprijs.

Artikel 34. Besluitvorming buiten vergadering.

Aantekeningen.

1.	Besluitvorming van aandeelhouders kan ook op andere wijze dan in een vergadering geschieden, mits alle vergadergerechtigden met deze wijze van besluitvorming hebben ingestemd. De stemmen worden schriftelijk uitgebracht. Aan het vereiste van schriftelijkheid van de stemmen wordt tevens voldaan indien het besluit onder vermelding van de wijze waarop ieder van de vergadergerechtigden aan wie het stemrecht toekomt heeft gestemd, schriftelijk is vastgelegd. De directeuren worden voorafgaand aan de besluitvorming in de gelegenheid gesteld om advies uit te brengen.

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2.	Indien de besluitvorming plaatsvindt overeenkomstig lid 1 zijn alle vereisten omtrent quorum en gekwalificeerde meerderheid zoals bij de wet of deze statuten bepaald van overeenkomstige toepassing, met dien verstande dat buiten vergadering ten minste zoveel stemmen dienen te worden uitgebracht als het quorum vereist voor het desbetreffende besluit.

3.	Degenen die een besluit overeenkomstig lid 1 hebben genomen, doen van het aldus genomen besluit onverwijld mededeling aan de directie. De directie houdt van het genomen besluiten aantekening.

HOOFDSTUK XI.

Statutenwijziging en ontbindinq. Vereffening.

Artikel 35. Statutenwijziging en ontbinding.

De algemene vergadering is bevoegd te besluiten tot wijziging van de statuten en ontbinding van de vennootschap. Wanneer aan de algemene vergadering een voorstel tot statutenwijziging of tot ontbinding van de vennootschap wordt gedaan, moet zulks steeds bij de oproeping tot de algemene vergadering worden vermeld, en moet, indien het een statutenwijziging betreft, tegelijkertijd een afschrift van het voorstel waarin de voorgedragen wijziging woordelijk is opgenomen, ten kantore van de vennootschap ter inzage worden gelegd voor aandeelhouders tot de afloop van de vergadering.

Artikel 36. Vereffening.

1.	In geval van ontbinding van de vennootschap krachtens besluit van de algemene vergadering zijn de directeuren belast met de vereffening van het vermogen van de vennootschap, tenzij de algemene vergadering een andere persoon daartoe aanwijst.

2.	Gedurende de vereffening blijven de bepalingen van de statuten voor zover mogelijk van kracht.

3.	Hetgeen na voldoening van de schulden is overgebleven wordt overgedragen aan de aandeelhouders naar evenredigheid van het gezamenlijk bedrag van ieders aandelen.

4.	Op de vereffening zijn voorts de bepalingen van Titel 1, Boek 2 van het BW van toepassing.

5.	Nadat de vennootschap heeft opgehouden te bestaan worden de boeken, bescheiden en andere gegevensdragers gedurende zeven (7) jaren bewaard door degene die daartoe door de vereffenaar(s) is aangewezen.

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COMPLETE TEXT OF THE ARTICLES OF ASSOCIATION

of

Yamana Santa Cruz Holdings B.V.

from the date of the amendment of the Articles of Association by deed of amendment executed .L.C. Schueler, civil law notary in Amsterdam, on 26 March 2021.

In this translation an attempt has been made to be as literal as possible without jeopardizing the overall continuity. Inevitably, differences may occur in translation, and if so, the Dutch text will by law govern.

CHAPTER I.

Definitions.

Article 1.

In these articles of association the following terms shall have the following meaning:

a.	share: a share in the share capital of the company;

b.	shareholder: holder of one (1) or more shares;

c.	accountant: a “registered accountant” or other accountant referred to in article 2:393 DCC or an organisation where such accountants have a practice together;

d.	general meeting: the corporate body formed by shareholders and all other persons entitled to attend general meetings as well as the meeting at which the shareholders and all other persons entitled to attend general meetings assemble;

e.	DCC: the Dutch Civil Code;

f.	managing director: a member of the management board;

g.	management board: the management of the company;

h.	subsidiary: a subsidiary as referred to in article 2:24a DCC;

i.	annual accounts: the balance sheet and the profit and loss account with explanatory notes, as referred to in article 2:361 DCC;

j.	annual meeting: the general meeting for the purpose of the discussion and adoption of the annual accounts;

k.	in writing: a message transferred by letter, telefax, e-mail or any other commonly used means of communication that is receivable in writing or electronically;

l.	company: the private company with limited liability of which its internal organization is governed by these articles of association;

m.	meeting rights: the right, either in person or by proxy authorized in writing, to attend the general meeting and to address such meeting;

n.	persons entitled to attend general meetings: shareholders, as well as other legal entities/persons as referred to in article 11 paragraph 3 of these articles.

Unless the contrary is shown or it is manifestly intended otherwise, a reference to the concept of word in the singular includes the reference to the plural form of this concept or word and vice versa.

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CHAPTER II.

Name, registered seat, object.

Article 2. Name and registered seat.

1.	The name of the company is: Yamana Santa Cruz Holdings B.V.

2.	The company’s official seat is registered in Amsterdam.

Article 3. Object.

The object of the company comprises:

a.	to incorporate, to participate in any way whatsoever, to manage and supervise businesses and companies;

b.	to finance businesses and companies;

c.	to borrow, to lend and to raise funds, including the issue of bonds, promissory notes or other securities or evidence of indebtedness as well as to enter into any related agreements;

d.	to provide security or in any other way to bind itself joint or severally for any third parties;

e.	to provide advice and to render services to enterprises and companies with which the company forms a group and to third parties;

f.	to provide guarantees, to commit the company and to encumber its assets for the purpose of companies and enterprises with which it forms a group and for the purpose of third parties;

g.	to obtain, control, operate and alienate registered-bound property and any assets in general;

h.	to trade in currencies, securities and assets in general;

i.	to develop and trade in patents, trademarks, licenses, know-how, licenses and other industrial property rights;

j.	to perform any and all activities of an industrial, financial or commercial nature;

as well as anything pertaining to the foregoing, relating or conducive thereto, all in the widest sense of the word.

CHAPTER III.

Capital. Type of shares.

Article 4. Capital.

The capital of the company consists of one (1) or more ordinary shares of one hundred euro (EUR 100) each.

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Article 5. Registered shares. Share certificates.

1.	All shares are to be registered shares and shall be consecutively numbered from number 1.

2.	No share certificates shall be issued.

CHAPTER IV.

Issuance of shares. Own shares. Capital reduction.

Article 6. Issuance of shares.

1.	The issuance of shares, including granting the right to acquire shares, may only be effected pursuant to a resolution of the general meeting, as well as the price and the further terms and conditions of the issue.

2.	When issuing shares, the company shall not be entitled to subscribe for its own shares.

3.	The issuance of shares shall furthermore require a deed executed for that purpose in the presence of a civil-law notary registered in the Netherlands to which those involved are party.

Article 7. Rights of pre-emption.

A shareholder has no pre-emptive rights upon an issue of shares or upon a grant of rights to subscribe for shares.

Article 8. Payment for shares.

1.	The full nominal amount of each share must be paid when shares are acquired. It may be stipulated that the par value or a part thereof need only be paid after a certain period of time or once the company has called it in.

2.	Payment for a share must be made in cash insofar as no other manner of payment has been agreed on.

3.	Payment in a currency other than the par value of the shares is subject to the company’s consent.

Article 9. Acquisition and disposal of own shares.

1.	The management board resolves on the acquisition by the company of shares. Acquisition by the company of shares in its own capital which are not fully paid up, shall be null and void.

2.	The company may, except for no consideration, not acquire fully paid-up shares in its own capital, if:

a.	the capital, less the acquisition price, is less than the reserves to be retained by virtue of the law, or

b.	the management board is aware or should reasonably be able to anticipate that after the acquisition, the company will not be able to continue to pay its payable debts.

3.	The previous paragraphs do not apply to shares acquired by the company by way of universal title of succession.

4.	The disposal of own shares held by the company shall be effected pursuant to a resolution of and on the conditions to be stipulated by the general meeting. The disposal of shares held by the company shall be effected with due observance of the provisions regarding the transfer restrictions mentioned in these articles of association.

5.	Any reference to shares in this article shall also include depository receipts of shares.

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Article 10. Reduction of capital.

1.	The general meeting may resolve to reduce the issued capital by a cancellation of shares or by the reduction of the par value of the shares by way of an amendment to the articles.

2.	Capital reduction must be effected in compliance with the respective applicable statutory provisions.

3.	A resolution for the reduction of the issued capital with a repayment on the shares shall have no effect as long as the management board has not given its consent. The management board shall only refuse approval if it is aware or should reasonably be able to anticipate that the company can no longer continue to pay its payable debts after repayment on shares.

CHAPTER V.

Limited rights. Depository receipts. Transfer of shares.

Article 11. Usufruct. Pledge.

1.	A right of usufruct or a right of pledge may be created on shares.

2.	On the creation of a usufruct or a pledge in respect of a share, the voting rights may, subject to the provisions in law, be assigned to the usufructuary or pledgee.

3.	Shareholders without voting rights as a result of the creation of a usufruct or a pledge and usufructuaries or pledgees with voting rights, shall have meeting rights. The usufructuary or pledgee who does not have voting rights, shall have meeting rights, unless otherwise decided upon the creation or the transfer of the usufruct or pledge.

Article 12. Depository receipts of shares.

No meeting rights can be attached to depository receipts of shares.

Article 13. Transfer of shares and limited rights. Shareholders’ rights.

1.	The transfer of a share or the transfer of a limited right on shares shall require a deed executed for that purpose in the presence of a civil-law notary registered in the Netherlands to which those involved are party.

2.	Unless the company itself is a party to the legal act, the rights attached to the share can only be exercised after the company has acknowledged said legal act or said deed has been served on the company in accordance with the relevant statutory provisions, or once the company has acknowledged such transfer through registration in the register of shareholders.

CHAPTER VI.

Transfer restrictions.

Article 14.

The transfer of shares is not restricted as meant to in article 2:195 DCC.

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CHAPTER VII.

Register of shareholders.

Article 15.

1.	The management board shall keep a register in which the names and addresses of all shareholders are recorded, stating the date on which they acquired the shares, the date of the acknowledgement or notification, and the amount paid for each share, and where applicable, the other particulars referred to in article 2:194 DCC.

2.	The names and addresses of those with a right of usufruct or a pledge on shares shall also be entered in the register, stating the date on which they acquired the right, and the date of acknowledgement or notification, as well as the rights attached to the respective shares.

3.	Each shareholder, each usufructuary and each pledgee must timely provide any required particulars to the management board.

4.	The register shall regularly be updated.

5.	The management board shall keep the register available at the company’s office for inspection by the persons entitled to attend general meetings.

CHAPTER VIII.

Management.

Article 16. Management board.

1.	The management board consists of one (1) or more managing directors A and one (1) or more managing directors B. Both natural persons and legal entities may be managing directors.

2.	The general meeting shall determine the number of managing directors.

Article 17. Appointment, suspension and dismissal.

1.	The general meeting shall appoint the managing directors.

2.	A managing director may at any time be suspended or dismissed by the general meeting.

Article 18. Remuneration.

The general meeting shall determine the remuneration and further conditions of employment for each managing director.

Article 19. Duties of the management board. Decision-making process. Allocation of duties.

1.	Subject to the restrictions imposed by these articles of association, the management board shall be entrusted with the management of the company. In performing their duties, the managing directors shall act in accordance with the interests of the company and of the business connected with it.

2.	The management board shall meet whenever a managing director so requires. A managing director may have himself represented at a meeting of the management board by a co-managing director by virtue of a written proxy.

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3.	The management board shall adopt its resolutions by an absolute majority of votes validly cast in a meeting in which a majority of the managing directors is present or represented. Each managing director may cast one (1) vote at the meetings of the management board.

4.	In case of a tie of votes, the general meeting shall decide.

5.	If a managing director has a direct or indirect personal conflict of interest with the company, he shall not participate in the deliberations and the decision-making process concerned in the management board. If as a result thereof no resolution of the managing board can be adopted, the resolution is adopted by the general meeting.

6.	Resolutions of the management board may also be adopted in writing without recourse to a management board meeting, provided they are adopted by a unanimous vote of all managing directors. The expression in writing shall include any document transmitted by current means of communication and received in writing.

7.	In compliance with these articles of association, the management board may determine regulations in which internal matters are regulated. Further to this, the managing directors, whether or not through the regulations, may mutually allocate their duties.

8.	The management board shall adhere to the instructions of the general meeting, unless such instructions are contrary to an overriding interest of the company and the business connected with it.

Article 20. Approval of decisions of the management board.

1.	The general meeting is entitled to subject resolutions of the management board to its approval. The management board must be notified in writing of these resolutions, which must be clearly specified.

2.	Lack of approval referred to in paragraph 1 does not affect the authority of the management board or its managing directors to represent the company.

Article 21. Absence or prevention.

1.	If a managing director is absent or prevented from performing his duties, the remaining managing directors shall be temporarily entrusted with the entire management of the company, provided that at least one (1) managing director A and one (1) managing director B are not absent or prevented from performing their duties.

2.	If all managing directors, or the sole managing director, of a specific class, A or B, are absent or prevented from performing their duties, the management of the company shall be temporarily entrusted to the person designated for this purpose by the general meeting, together with the managing directors, or managing director, of the other class, or together with the temporary manager of the other class, as the case may be.

In the case of absence all managing directors, the person referred to in the previous sentence shall as soon as possible take the necessary measures to make definite arrangements.

3.	The term absence herein means:

(a)	suspension;

(b)	illness;

(c)	unable to contact,

in the events referred to under paragraphs (b) and (c) without the possibility of contact for a period of five (5) days between the managing director and the company, unless the general meeting, where applicable, sets down a different term.

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Article 22. Representation.

1.	The management board shall be authorised to represent the company. One (1) managing director A and one (1) managing director B acting jointly are also authorised to represent the company.

2.	The management board may appoint staff members with general or limited powers to represent the company. Each staff member represents the company in compliance with any restrictions imposed on his authorization. The management board shall determine their titles.

CHAPTER IX.

Annual accounts. Profits.

Article 23. Financial year. Annual accounts.

1.	The financial year coincides with the calendar year.

2.	Annually, not later than five (5) months after the end of the financial year, unless due to special circumstances this term is extended by the general meeting by not more than five (5) months, the management board shall draw up the annual accounts and make them available for inspection by the shareholders at the company’s office. Within that period the management board must also make the directors’ report available for inspection by the shareholders, unless articles 2:396 paragraph 7 or 2:403 of the DCC apply.

3.	The annual accounts shall be signed by all managing directors. Absence of a signature of one (1) or more of them shall be reported stating the reasons.

Article 24. Accountant.

1.	The company may appoint an accountant to audit the annual accounts.

2.	Such appointment shall be made by the general meeting. If the general meeting fails to do so, such appointment shall be made by the management board. The appointment may at any time be revoked by the general meeting and by those who made the appointment.

3.	The accountant shall produce a report on his audit examination to the management board.

4.	In addition, the accountant shall give the results of his investigations in a statement on the faithfulness of the annual accounts.

5.	The provisions of this article shall not apply if pursuant to the law the company is exempt from the obligation set out in paragraph 1.

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Article 25. Adoption of the annual accounts. Discharge. Publication.

1.	The general meeting shall adopt the annual accounts. Adoption of the annual accounts shall not cause the discharge of a managing director. The general meeting may discharge a managing director through a separate resolution.

2.	If all the shareholders are also managing directors of the company, the signing of the annual accounts by all of the managing directors shall also apply as the adoption of the annual accounts, providing that all the other persons entitled to attend general meetings have been given the opportunity to take cognizance of the drawn-up of the annual accounts and have consented to this manner of adoption. The adoption of the annual accounts in the manner as referred to in the previous sentence shall cause the discharge of the managing directors.

3.	The company shall publish the annual accounts within eight (8) days following the adoption thereof, unless a statutory exemption is applicable.

Article 26. Profits.

1.	The general meeting is authorized to appropriate the profits that follow from the adoption of the annual accounts or to determine how a deficit will be accounted for.

2.	Distributions may be made only insofar as the company’s equity exceeds the total amount of the reserves to be maintained by virtue of the law.

3.	The general meeting is authorized to determine a distribution from the yearly profits, with due observance of the provision as set out in paragraph 2 of this article.

4.	A resolution for the distribution of profits or reserves is subject to the approval of the management board. The management board shall only withhold its approval if it is aware or could reasonably anticipate that following the distribution the company will be unable to continue to pay its payable debts.

5.	Distributions shall be payable from the day determined by the general meeting.

6.	The general meeting may resolve that distributions from profits or reserves shall be made in whole or in part in a form other than cash.

7.	The shares held by the company in its capital are not included in the calculation for the profit distribution.

8.	The management board may resolve to pay an interim distribution from the profits from the current financial year and from the profits from a past financial year for which no annual accounts have yet been adopted, with due observance of the provision as set out in paragraph 2 of this article. The management board may also resolve to make payments to the charge of any reserve.

9.	For the computation of the amount to be distributed on each share, only the amount of the obligatory payments on the par value of the shares shall be taken into account.

10.	A claim of a shareholder for payment of dividend shall be barred after five (5) years have elapsed.

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CHAPTER X.

General meetings.

Article 27. Annual meeting. Other meetings.

1.	The annual meeting shall be held annually, and not later than six (6) months after the end of the financial year, or at least once every book year a resolution in accordance with article 34 of these articles of association will be taken.

2.	The agenda for the annual meeting shall contain - inter alia - the following points for discussion:

a.	the annual report, if the law requires the drawing of such a report;

b.	the adoption of the annual accounts, unless a postponement has been granted for drawing up the annual accounts;

c.	the appropriation of profits;

d.	granting discharge of managing directors for their management in the last financial year;

e.	any other proposal(s) brought up for discussion by the management board, by the shareholders or other persons entitled to attend the general meeting, representing at least one hundredth part of the issued share capital and announced with due observance of these articles of association.

3.	Other general meetings shall be held as often as the management board deems necessary.

Article 28. Convocation. Agenda.

1.	General meetings shall be convened by the management board, through letters mailed to the addresses of the person with the right to attend general meetings as shown in the register of shareholders. If the person with the right to attend general meetings agrees with this, the convocation may be sent electronically through a legible and reproducible message to the address the company has been notified of for this purpose.

2.	The convocation shall take place no later than on the eighth (8th) day prior to the date of the meeting.

3.	The agenda items shall be stated in the convocation.

Article 29. Meeting place.

The general meetings shall be held in the municipality in which the company has its official seat according to these articles of association.

Article 30. Decision-making process with the consent of all the persons entitled to attend general meetings.

If one or more provisions stated in the law or in the articles of associations for the convocation of meetings has/have not been fulfilled, valid resolutions may only be adopted in a general meeting if all the persons entitled to attend general meetings have consented to the decision-making process and the managing directors have been given the opportunity to give advice on the proposals prior to the decision-making process.

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Article 31. Chairman.

The general meeting shall itself appoint its chairman. Until that moment a managing director shall act as chairman or in the absence of such a managing director, the oldest person present at the meeting shall act as chairman.

Article 32. Meeting rights. Decisions at a meeting. Access.

1.	The meeting rights accrue to persons entitled to attend general meetings.

2.	The persons entitled to attend general meetings may be represented by a written proxy at the meeting. The requirement of the written element of the power of attorney is fulfilled once the power of attorney has been recorded electronically.

3.	Each share confers the right to cast one (1) vote at the general meeting.

4.	To the extent the law does not require a qualified majority, all resolutions shall be adopted by an absolute majority of the votes cast.

5.	In the case of a tie, the proposal shall be considered rejected.

6.	The managing directors are entitled to attend the general meeting and have an advisory vote as such.

7.	No vote may be cast during a general meeting for a share that belongs to the company or a subsidiary, or for a share of which one of them holds depository receipts. The company or a subsidiary cannot either cast a vote for a share for which it has a right of usufruct or pledge.

8.	The general meeting shall decide on the admittance of persons other than those mentioned above in this article with respect to access to general meetings.

Article 33. Minutes. Records of resolutions.

1.	Minutes shall be taken of the items discussed at each general meeting by a secretary to be designated by the chairman. The minutes shall be adopted by the chairman and the secretary, and signed as evidence of the adoption of the minutes.

2.	The chairman or the person who convened the meeting may decide that a notarial report of the meeting be drawn up of the items discussed. The report shall be counter-signed by the chairman.

3.	The management board keeps a record of the resolutions passed. If the management board is not represented at a meeting, the chairman of the meeting shall provide the management board with a transcript of the resolutions made as soon as possible after the meeting. The records shall be deposited at the offices of the company for inspection by the shareholders and other persons entitled to attend general meetings. Upon request, each of them shall be provided with a copy or an extract of such record at not more than the actual costs.

Article 34. Resolutions outside the meetings. Records.

1.	Resolutions of shareholders may be adopted in a manner other than at a meeting, provided that all the persons entitled to attend at the general meeting have consented to this decision-making method. The votes shall be cast in writing. The requirement of the written element of the voting shall also have been fulfilled once the resolution has been recorded in writing, stating the manner in which each of the persons entitled to attend general meetings with voting rights has cast his/her vote.

The managing directors are given the opportunity to advise regarding such resolution prior to the adoption thereof.

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2.	If the decision-making process takes place in accordance with paragraph 1, all the requirements with regard to the quorum and the qualified majority provided by law or by these articles shall be accordingly applicable, providing that outside the meeting at least an equal number of votes must be cast as required by the quorum for the respective resolution.

3.	Those who have adopted a resolution as referred to under paragraph 1 of this article shall forthwith notify the management board.

The management board shall keep a record of the resolutions made.

CHAPTER XI.

Amendment of the articles of association and dissolution. Liquidation.

Article 35. Amendment of the articles of association and dissolution.

The general meeting is entitled to resolve to amend the articles of association and dissolve the company. When a proposal to amend the articles of association or to dissolve the company is to be made to the general meeting, the proposal must be included in the convocation for the general meeting, and in the case of an amendment to the articles of association, a copy of the proposal including the text of the proposed amendment must concurrently be deposited at the company’s office for the inspection by shareholders until the end of the meeting.

Article 36. Liquidation.

1.	In the event of a dissolution of the company by virtue of a resolution of the general meeting, the managing directors shall be charged with the liquidation of the company’s assets, unless the general meeting appoints another person for this purpose.

2.	During liquidation, the provisions of these articles of association shall remain in force as much as possible.

3.	The balance remaining after payment of debts shall be transferred to the shareholders in proportion to the aggregate amount of their shareholding.

4.	The liquidation shall furthermore be subject to the provisions of Title 1, Book 2 of the DCC.

5.	After the company has ceased to exist, the books, documents and other data carriers shall be retained by the person thereto appointed by the liquidator(s) for a period of seven (7) years.

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